CONVERTIBLE DEBENTURE INDENTURE

Made as of the 20th day of September, 2012

Between

NATURALLY ADVANCED TECHNOLOGIES INC.

and

COMPUTERSHARE TRUST COMPANY OF CANADA

CONVERTIBLE DEBENTURE INDENTURE

(i)	CONVERTIBLE DEBENTURE INDENTURE

(ii)	CONVERTIBLE DEBENTURE INDENTURE

(iii)	CONVERTIBLE DEBENTURE INDENTURE

(iv)	CONVERTIBLE DEBENTURE INDENTURE

(v)	CONVERTIBLE DEBENTURE INDENTURE

CONVERTIBLE DEBENTURE INDENTURE

This Agreement is made as of the 20th day of September, 2012, between

NATURALLY ADVANCED TECHNOLOGIES INC., a corporation existing under the laws of British Columbia and having its head office in Victoria, in the Province of British Columbia (hereinafter called “NAT” or the “Corporation”)

and

COMPUTERSHARE TRUST COMPANY OF CANADA a trust company having an office in the City of Vancouver, in the Province of British Columbia (hereinafter called the “Trustee”)

WITNESSETH THAT:

          WHEREAS the Corporation wishes to create and issue the Debentures in the manner and subject to the terms and conditions of this Indenture;

          NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the respective covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the Corporation and the Trustee covenant and agree, for the benefit of each other and for the equal and rateable benefit of the holders, as follows:

ARTICLE 1 – INTERPRETATION

1.1    Definitions

          In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(a)

“this Indenture”, “this Convertible Debenture Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(b)	“Additional Amounts” has the meaning ascribed thereto in Section 2.15(a);

(c)	“Additional Debentures” means Debentures of any one or more series, other than the first series of Debentures, being the Initial Debentures, issued under this Indenture;

(d)

“Applicable Period” means any period announced by the Board of Directors as a period of time for which a cash dividend or distribution will be declared and paid by the Corporation to the holders of all or substantially all of the outstanding Common Shares;

CONVERTIBLE DEBENTURE INDENTURE

(e)	“Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies and instruments) in each of the provinces of Canada;

(f)	“Auditors of the Corporation” means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

(g)	“Beneficial Holder” means any Person who holds a beneficial interest in a Global Debenture as shown on the books of the Depository or a Depository Participant;

(h)	“Board of Directors” means the board of directors of the Corporation or any committee thereof;

(i)	“Business Day” means any day other than a Saturday, Sunday or any other day that the Trustee in Vancouver, British Columbia is not generally open for business;

(j)	“Capital Stock” of any Person means any and all shares, partnership interests, common shares, participations, rights in or other equivalents of, or interests in, the equity of such Person.

(k)	“CDS” means CDS Clearing and Depository Services Inc.;

(l)

“Change of Control” means (i) any transaction (whether by purchase, merger or otherwise) resulting in the acquisition, directly or indirectly, by any Person, or group of Persons acting jointly or in concert (within the meanings of Multilateral Instrument 62-104 – Take-Over Bids and Issuer Bids), of voting control or direction over more than 50% of the outstanding voting securities of the Corporation; or (ii) the amalgamation, consolidation or merger of the Corporation with or into any other Person or any merger of another Person into the Corporation, unless the holders of voting securities of the Corporation immediately prior to such amalgamation, consolidation or merger hold securities representing 50% or more of the voting control or direction of the Corporation or the successor entity upon completion of the amalgamation, consolidation or merger; or (iii) any conveyance, transfer, sale, lease or other disposition of more than 50% of the Corporation’s and the Corporation’s subsidiaries’ assets and properties, taken as a whole, to another arm’s length Person whether in one or more transactions;

(m)	“Change of Control Conversion Price” has the meaning ascribed thereto in Section 2.4(h)(ii);

(n)	“Change of Control Notice” has the meaning ascribed thereto in Section 2.4(h)(i);

(o)	“Change of Control Purchase Date” has the meaning ascribed thereto in Section 2.4(h)(i);

CONVERTIBLE DEBENTURE INDENTURE

(p)	“Change of Control Purchase Offer” has the meaning ascribed thereto in Section 2.4(h)(i);

(q)

“Common Shares” means common shares in the capital of the Corporation, as such common shares are constituted on the date of execution and delivery of this Indenture; provided that in the event of a change or a subdivision, revision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 6.5, “Common Shares” shall mean the shares or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up;

(r)

“Conversion Price” means the dollar amount for which each Common Share may be issued from time to time upon the conversion of Debentures or any series of Debentures which are by their terms convertible in accordance with the provisions of Article 6, and without limiting the generality of the foregoing, the Conversion Price for the Initial Debentures is as set out in Section 2.4(f);

(s)	“Corporation” means Naturally Advanced Technologies Inc. and includes any successor to or of the Corporation that shall have complied with the provisions of Article 10;

(t)	“Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustee or retained or employed by the Corporation and reasonably acceptable to the Trustee;

(u)

“Current Market Price” means, generally, the volume weighted average trading price of the Common Shares on the TSXV, if the Common Shares are listed on the TSXV, for the 20 consecutive trading days ending on the fifth trading day preceding the applicable date. If the Common Shares are not listed on the TSXV, reference shall be made for the purpose of the above calculation to the principal securities exchange or market on which the Common Shares are listed or quoted or if no such prices are available “Current Market Price” shall be the fair value of a Common Share as reasonably determined by the Board of Directors;

(v)	“Date of Conversion” has the meaning ascribed thereto in Section 6.4(b);

(w)

“Debentureholders” or “holders” means the Persons for the time being entered in the register for Debentures as registered holders of Debentures or any transferees of such Persons by endorsement or delivery;

CONVERTIBLE DEBENTURE INDENTURE

(x)

“Debentures” means the debentures, notes or other evidence of indebtedness of the Corporation issued and certified hereunder, or deemed to be issued and certified hereunder, including, without limitation, the Initial Debentures, and for the time being outstanding, whether in definitive or interim form;

(y)	“Defeased Debentures” has the meaning ascribed thereto in Section 9.6(b);

(z)	“Definitive Debenture” means a certificated Debenture fully registered in the name of the holder thereof;

(aa)

“Depository” means, with respect to the Debentures of any series issuable or issued in whole or in part in the form of one or more Global Debentures, the person designated as depository by the Corporation pursuant to Section 3.2 until a successor depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each person who is then a depository hereunder, and if at any time there is more than one such person, “Depository” as used with respect to the Debentures of any series shall mean each depository with respect to the Global Debentures of such series and, in the case of the Initial Debentures, the Depository shall initially be CDS;

(bb)

“Depository Participant” means a broker, dealer, bank, other financial institution or other person for whom, from time to time, a Depository effects book entries for a Global Debenture deposited with the Depository;

(cc)	“Distributed Securities” has the meaning ascribed thereto in Section 6.5(e);

(dd)	“Event of Default” has the meaning ascribed thereto in Section 8.1;

(ee)	“Extraordinary Resolution” has the meaning ascribed thereto in Section 11.12;

(ff)

“Freely Tradeable” means, in respect of shares of capital of any class of any corporation, shares which: (i) are issuable without the necessity of filing a prospectus or any other similar offering document (other than such prospectus or similar offering document that has already been filed) under Applicable Securities Legislation and such issue does not constitute a distribution (other than a distribution already qualified by prospectus or similar offering document) under Applicable Securities Legislation; and (ii) can be traded by the holder thereof without any restriction under Applicable Securities Legislation, such as hold periods, except in the case of a control distribution (as defined in National Instrument 45-102 – “Resale of Securities” of the Canadian Securities Administrators), or a transaction or series of transaction incidental to a control distribution (for the avoidance of doubt, the term “Freely Tradeable” shall not be construed to mean that any such securities are not subject to any applicable resale restriction under applicable U.S. federal or state securities laws or regulations);

(gg)

“generally accepted accounting principles” or “GAAP” means generally accepted accounting principles established by the Financial Accounting Standards Board of the United States, as amended from time to time (including as further described in Section 1.16);

CONVERTIBLE DEBENTURE INDENTURE

(hh)

“Global Debenture” means a Debenture that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.6 for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository’s book-entry only registration system;

(ii)	“Global Debenture Legend” means the legend identified as such in Schedule “A”;

(jj)	“Guarantee Liabilities” has the meaning ascribed thereto in Section 5.4;

(kk)

“Guarantees” means any guarantee, undertaking to assume, endorse, contingently agree to purchase, or to provide funds for the payment of, or otherwise become liable in respect of, any indebtedness, liability or obligation of any Person;

(ll)	“IFRS” means International Financial Reporting Standards;

(mm)	“Ineligible Consideration” has the meaning ascribed thereto in Section 6.5(d);

(nn)	“Initial Debentures” means the Debentures designated as “10% Convertible Secured Debentures” and described in Section 2.4;

(oo)	“Interest Payment Date” means a date specified in a Debenture as the date on which interest on such Debenture shall become due and payable;

(pp)	“Issue Price” has the meaning ascribed thereto in Section 2.4(a);

(qq)

“Maturity Account” means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Trustee) for each series of Debentures issued pursuant to and in accordance with this Indenture;

(rr)	“Maturity Date” means the date specified for maturity of any Debentures;

(ss)	“MI 62-104” means Multilateral Instrument 62-104 – Take-Over Bids and Issuer Bids of the Canadian Securities Administrators;

(tt)	“NAT” means Naturally Advanced Technologies Inc. and includes any successor to or of NAT that shall have complied with the provisions of Article 10;

(uu)	“NAT US” means Naturally Advanced Technologies US Inc., a wholly-owned subsidiary of the Corporation incorporated under the laws of the State of Nevada, U.S.A.;

(vv)

“NAT US Guaranty and Security Agreement” means the guaranty and security agreement in the form attached as Schedule “G” entered into by NAT US in favour of the Trustee, on behalf of itself and the Debentureholders, providing for, inter alia, a guarantee by NAT US of the Corporation's obligations under the Debentures and this Indenture, limited to the value of the Secured Assets, on the terms set forth in such agreement, and a Security Interest on the Secured Assets;

CONVERTIBLE DEBENTURE INDENTURE

(ww)	“NCI Letter of Instruction” means the Non-Certificated Inventory system letter of instruction provided by CDS to the Trustee in connection with the conversion of the Debentures;

(xx)	“Offer Price” has the meaning ascribed thereto in Section 2.4(h)(i);

(yy)

“Offering” means the public offering by short form prospectus dated September 11, 2012 of up to $11,500,000 (including any Debentures sold pursuant to the Over-Allotment Option) aggregate principal amount of Initial Debentures;

(zz)

“Officers’ Certificate” means a certificate of the Corporation signed by any two authorized officers or directors of the Corporation, in their capacities as officers or directors of the Corporation, and not in their personal capacities;

(aaa)	“Over-Allotment Option” has the meaning ascribed thereto in Section 2.4(a);

(bbb)

“Periodic Offering” means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Debentures from time to time;

(ccc)	“Permitted Priority Encumbrances” means as of any particular time any of the following encumbrances on the Secured Assets or property intended to form part of the Secured Assets or any part thereof:

(i)

liens for taxes, assessments or governmental charges not at the time due or delinquent or the validity of which are being contested at the time in good faith by NAT US by proceedings diligently conducted;

(ii)

security given by NAT US to a public utility or any municipality or governmental or other public authority which is required by such utility or municipality or other authority in connection with the operations of NAT US, all in the ordinary course of its business which singly or in the aggregate does not materially detract from the value of the assets concerned or materially impair their use in the operation of the business of NAT US; and

(iii) any security interest consented to in writing by an Extraordinary Resolution delivered to the Trustee;

(ddd)

“Person” includes an individual, corporation, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof (and for the purposes of the definition of “Change of Control”, in addition to the foregoing, “Person” shall include any syndicate or group that would be deemed to be a “Person” under MI 62-104);

CONVERTIBLE DEBENTURE INDENTURE

(eee)	“Prescribed Securities” has the meaning ascribed thereto in Section 6.5(d);

(fff)

“Prospectus” means the short form prospectus of the Corporation dated September 11, 2012 wherein the Corporation is offering the Debentures in the aggregate principal amount of $10,000,000 (plus the Over-Allotment Option), which prospectus has been filed in each of the Provinces of Canada, other than Quebec, Prince Edward Island and Newfoundland, to qualify the distribution of the Debentures;

(ggg)	“Receiver” means a receiver or a receiver-manager;

(hhh)	“Redemption Date” has the meaning ascribed thereto in Section 4.3;

(iii)	“Redemption Notice” has the meaning ascribed thereto in Section 4.3;

(jjj)	“Redemption Price” means, in respect of a Debenture, the amount payable on the Redemption Date;

(kkk)	“Regulation S” means Regulation S adopted by the United States Exchange Commission under the U.S. Securities Act;

(lll)

“Secured Assets” means those certain assets of the Corporation set out in Schedule “F” subject to, or intended to be subject to, the Security Interest created pursuant to the Security Documents and any proceeds thereof and includes any part thereof as the context requires;

(mmm)

“Security Documents” means, collectively, the NAT US Guaranty and Security Agreement and such further agreements, instruments and other documents that may at any time be required to be provided by NAT US hereunder to ensure that the Trustee (for itself and the Debentureholders) has, subject to the Permitted Priority Encumbrances, a first priority Security Interest in all of the Secured Assets;

(nnn)

“Security Interest” means the security interest granted to the Trustee on behalf of itself and the Debentureholders in the Secured Assets pursuant to the terms and conditions of the NAT US Guaranty and Security Agreement;

(ooo)	“Senior Creditor” means a holder or holders of Senior Indebtedness and includes any representative or representatives, agent or agents or trustee or trustees of any such holder or holders;

(ppp)

“Senior Indebtedness” (i) with respect to the Corporation means the principal of and premium, if any, and interest on and other amounts in respect of secured debt, statutory liens, secured bank or other institutional debt or renewals, extension and refunding of such indebtedness of the Corporation, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and (ii) with respect to NAT US means statutory liens; provided that in the case of both (i) and (ii) “Senior Indebtedness” shall not include any indebtedness that would otherwise be Senior Indebtedness if it is expressly stated to be subordinate to or rank pari passu with the Security Documents or the Debentures;

CONVERTIBLE DEBENTURE INDENTURE

(qqq)

“Senior Security” means all mortgages, liens, pledges, charges (whether fixed or floating), security interests, hypothecs or other encumbrances of any kind, contingent or absolute, held by or on behalf of any Senior Creditor and in any manner securing any Senior Indebtedness. Solely for the purposes of determining whether a Senior Security exists for the purposes of this Indenture, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale or capital lease or other title retention agreement and any lease in the nature thereof (excluding, for the avoidance of doubt, operating leases) and such retention of title by another Person shall constitute a Senior Security;

(rrr)	“Spinoff Securities” has the meaning ascribed thereto in Section 6.5(e);

(sss)	“Serial Meeting” has the meaning ascribed thereto in Section 11.2(b)(i);

(ttt)	“Subsidiary” has the meaning ascribed thereto in the Securities Act (British Columbia);

(uuu)	“Tax Act” means the Income Tax Act (Canada), as amended from time to time;

(vvv)	“Taxes” has the meaning ascribed thereto in Section 2.15(a);

(www)	“Taxing Jurisdiction” has the meaning ascribed thereto in Section 2.15(a);

(xxx)

“Time of Expiry” means the time of expiry of certain rights with respect to the conversion of Debentures under Article 6 or under Section 2.4(f) with respect to the Initial Debentures, which is to be set forth separately in the form and terms for each series of Debentures which by their terms are to be convertible;

(yyy)	“Total Offer Price” has the meaning ascribed thereto in Section 2.4(h)(i);

(zzz)	“trading day” means, with respect to the TSXV or other market for securities, any day on which such exchange or market is open for trading or quotation;

(aaaa)	“Trustee” means Computershare Trust Company of Canada, or its successor or successors for the time being as trustee hereunder;

(bbbb)	“TSXV” means the TSX Venture Exchange or its successor or successors;

(cccc)	“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(dddd)	“U.S. Legend” has the meaning ascribed thereto in Section 2.13;

CONVERTIBLE DEBENTURE INDENTURE

(eeee)	“U.S. Person” means “U.S. person” as defined in Regulation S;

(ffff)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(gggg)	“Written Direction of the Corporation” means an instrument in writing signed by any one officer or director of the Corporation; and

(hhhh)	“90% Redemption Right” has the meaning ascribed thereto in Section 2.4(h)(iii).

1.2    Meaning of “Outstanding”

          Every Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled, converted or redeemed or delivered to the Trustee for cancellation, conversion or redemption for monies and/or Common Shares, as the case may be, or the payment thereof shall have been set aside under Section 9.2, provided that:

(a)

Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(b)

when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

(c)

for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Corporation shall be disregarded except that:

(i)

for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Trustee knows are so owned shall be so disregarded; and

(ii)

Debentures so owned which have been pledged in good faith other than to the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of the Corporation or a Subsidiary of the Corporation.

1.3    Interpretation

          In this Indenture:

CONVERTIBLE DEBENTURE INDENTURE

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)	all references to Sections refer, unless otherwise specified, to Sections, subsections or clauses of this Indenture;

(d)

words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them;

(e)	reference to any agreement or other instrument in writing means such agreement or other instrument in writing as amended, modified, replaced or supplemented from time to time;

(f)	unless otherwise indicated, reference to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time; and

(g)

unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated by including the day on which the period commences and excluding the day on which the period ends.

1.4    Headings, Etc.

          The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

1.5   Time of Essence

          Time shall be of the essence of this Indenture.

1.6    Monetary References

          Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.7    Invalidity, Etc.

          Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.8    Language

          Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including the form of Debenture attached hereto as Schedule “A”, be drawn up in the English language only. Chacune des parties aux presentes reconnait avoir accepte et demande que cette acte de fiducie et tous les documents y relies, y compris le modele de debenture joint aux presentes a titre d’Annexe a « A », soient rediges en anglais seulement.

CONVERTIBLE DEBENTURE INDENTURE

1.9    Successors and Assigns

          All covenants and agreements of the Corporation in this Indenture and the Debentures shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

1.10   Severability

          In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and the validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

1.11   Entire Agreement

          This Indenture and all supplemental indentures and Schedules hereto and thereto, and the Debentures issued hereunder and thereunder, together constitute the entire agreement between the parties hereto with respect to the indebtedness created hereunder and thereunder and under the Debentures and supersedes as of the date hereof all prior memoranda, agreements, negotiations, discussions and term sheets, whether oral or written, with respect to the indebtedness created hereunder or thereunder and under the Debentures.

1.12   Benefits of Indenture

         Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Debentures, the Senior Creditors (to the extent provided in Article 5 only), and (to the extent provided in Section 8.11) the holders of Common Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.13   Applicable Law and Attornment

          This Indenture, any supplemental indenture and the Debentures shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts. With respect to any suit, action or proceedings relating to this Indenture, any supplemental indenture or any Debenture, the Corporation, the Trustee and each holder irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia. The parties hereto hereby waive any right they may have to require a trial by jury of any proceeding commenced in connection herewith.

CONVERTIBLE DEBENTURE INDENTURE

1.14   Currency of Payment

          Unless otherwise indicated in a supplemental indenture with respect to any particular series of Debentures, all payments to be made under this Indenture or a supplemental indenture shall be made in Canadian dollars.

1.15   Non-Business Days

          Whenever any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other action shall be taken, as the case may be, unless otherwise specifically provided herein, on or as of the next succeeding Business Day without any additional interest, cost or charge to the Corporation.

1.16   Accounting Terms

          Except as hereinafter provided or as otherwise indicated in this Indenture, all calculations required or permitted to be made hereunder pursuant to the terms of this Indenture shall be made in accordance with GAAP. For greater certainty, GAAP shall include any accounting standards, including IFRS, that may from time to time be approved for general application by the Financial Accounting Standards Board of the United States.

1.17   Calculations

          The Corporation shall be responsible for making all calculations called for hereunder including, without limitation, calculations of Current Market Price. The Corporation shall make such calculations in good faith and, absent manifest error, the Corporation’s calculations shall be final and binding on holders and the Trustee. The Corporation will provide a schedule of its calculations to the Trustee and the Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification.

1.18   Schedules

          The following Schedules are incorporated into and form part of this Indenture:

Schedule “A”	-	Form of Debenture

Schedule “B”	-	Form of Redemption Notice

Schedule “C”	-	Form of Notice of Conversion

Schedule “D”	-	Common Share Legends

Schedule “E”	-	Form of Declaration for Removal of Legend

Schedule “F”	-	Secured Assets

CONVERTIBLE DEBENTURE INDENTURE

Schedule “G”	Form of NAT US Guaranty and Security Agreement

          In the event of any inconsistency between the provisions of any Section of this Indenture and the provisions of the Schedules which form a part hereof, the provisions of this Indenture shall prevail to the extent of the inconsistency.

ARTICLE 2
THE DEBENTURES

2.1    Limit of Debentures

          Subject to the limitation in respect of the Initial Debentures set out in Section 2.4(b), the aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

2.2    Terms of Debentures of any Series

          The Debentures may be issued in one or more series. There shall be established herein or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series:

(a)	the designation of the Debentures of the series (which need not include the term “Debentures”), which shall distinguish the Debentures of the series from the Debentures of all other series;

(b)

any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.9, 3.2, 3.3 and 3.6 and Article 4 and Article 6);

(c)	the date or dates on which the principal of the Debentures of the series is payable;

(d)

the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which record date, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e)

the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f)

the right, if any, of the Corporation to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed;

CONVERTIBLE DEBENTURE INDENTURE

(g)

the obligation, if any, of the Corporation to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

(i)	subject to the provisions of this Indenture, any trustee, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

(j)	any other events of default or covenants with respect to the Debentures of the series;

(k)	whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any Person;

(l)	the form and terms of the Debentures of the series;

(m)

if applicable, that the Debentures of the series shall be issuable in whole or in part as one or more Global Debentures and, in such case, the Depository or Depositories for such Global Debentures in whose name the Global Debentures will be registered, and any circumstances other than or in addition to those set forth in Section 3.2 or those applicable with respect to any specific series of Debentures, as the case may be, in which any such Global Debenture may be exchanged for Definitive Debentures, or transferred to and registered in the name of a person other than the Depository for such Global Debentures or a nominee thereof;

(n)	if other than Canadian currency, the currency in which the Debentures of the series are issuable; and

(o)	any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

          All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the Board of Directors, Officers’ Certificate or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, by or pursuant to such resolution of the Board of Directors, Officers’ Certificate or in an indenture supplemental hereto.

          No payment (by purchase of Debentures or otherwise) shall be made by the Corporation under the Debentures and neither the Trustee nor the holders of Debentures shall be entitled to demand, institute proceedings for the collection of (which shall, for certainty include proceedings related to an adjudication or declaration as to the insolvency or bankruptcy of the Corporation and other similar creditor proceedings), or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures in a manner inconsistent with the terms (as they exist on the date of issue) of the Debentures.

CONVERTIBLE DEBENTURE INDENTURE

2.3    Form of Debentures

          Except in respect of the Initial Debentures, the form of which is provided for herein, the Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the Board of Directors (or to the extent established pursuant to, rather than set forth in, a resolution of the Board of Directors, in an Officers’ Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the directors or officers of the Corporation executing such Debentures on behalf of the Corporation, as conclusively evidenced by their execution of such Debentures.

2.4    Form and Terms of Initial Debentures

(a)

The first series of Debentures (the “Initial Debentures”) authorized for issue immediately is limited to an aggregate principal amount of $10,000,000 (before giving effect to the Over-Allotment Option) at an issue price of $1,000 per Debenture (the “Issue Price”) and shall be designated as “10% Convertible Secured Debentures”, which consists of the Debentures offered in the Offering. The Corporation has granted the underwriter of the Offering an option, exercisable at the Issue Price at any time until 30 days following the Closing of the Offering, to purchase up to 15% of the principal amount of the Initial Debentures on the same terms and conditions as the Offering for the purposes of covering over-allotments, if any (the “Over-Allotment Option”). In the event the Over-Allotment Option is exercised in full, the Initial Debentures authorized for issue immediately shall be limited to an aggregate principal amount of $11,500,000.

(b)	The Initial Debentures shall be dated as of the date of issue of the Initial Debentures and shall mature on September 30, 2017 (the “Maturity Date” for the Initial Debentures).

(c)

The Initial Debentures shall bear interest from the date of issue at the rate of 10% per annum (based on a year of 365 days and the actual number of days in the relevant interest period), payable in arrears in equal (with the exception of the first interest payment, which will include interest from and including the date of issue of the Initial Debentures as set forth below) semi-annual payments in arrears on March 31 and September 30 in each year, the first such payment to fall due on March 31, 2013 and the last such payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date of the Initial Debentures) to fall due on September 30, 2017, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually. For certainty, the first interest payment will include interest accrued from and including the date of issue of the Initial Debentures to, but excluding, March 31, 2013. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day. The record dates for the payment of interest on the Initial Debentures will be the fifth Business Day prior to the applicable Interest Payment Date.

CONVERTIBLE DEBENTURE INDENTURE

(d)

The Initial Debentures will be redeemable in accordance with the terms of Article 4, provided that the Initial Debentures will not be redeemable before September 30, 2015, except in the event of the satisfaction of certain conditions after a Change of Control has occurred as outlined herein. On and after September 30, 2015 and at any time prior to the Maturity Date of the Initial Debentures, provided that the Current Market Price at the time of the Redemption Notice is not less than 125% of the Conversion Price, the Initial Debentures may be redeemed at the option of the Corporation in whole or in part from time to time on notice as provided for in Section 4.3 at a Redemption Price equal to their principal amount plus accrued and unpaid interest thereon up to (but excluding) the Redemption Date. The Redemption Notice for the Initial Debentures shall be substantially in the form of Schedule “B”. The Redemption Price, including any accrued and unpaid interest on such Initial Debentures to be redeemed, will be paid in cash.

(e)

The Guarantee Liabilities will rank in priority to any other obligations of NAT US to the extent the Guarantee Liabilities are secured by the Security Interest constituted by the Security Documents and otherwise will be subordinated to the Senior Indebtedness of NAT US in accordance with the provisions of Article 5. In accordance with Section 2.11, and except to the extent the Guarantee Liabilities are secured by the Security Interest, the Initial Debentures will rank pari passu with each other series of Debentures issued under this Indenture or under indentures supplemental to this Indenture (regardless of their actual date or terms of issue) and, except as prescribed by law, with all other existing and future unsecured indebtedness of the Corporation other than Senior Indebtedness.

(f)

Upon and subject to the provisions and conditions of Article 6 and Section 3.7, the holder of each Initial Debenture shall have the right at such holder’s option, at any time prior to the close of business on the earlier of: (i) the Maturity Date of the Initial Debentures; and (ii) the Business Day immediately preceding the Redemption Date if the Initial Debentures are called for redemption by notice to the holders of Initial Debentures in accordance with Sections 2.4(d) and 4.3 (the earlier of which will be the “Time of Expiry” for the purposes of Article 6 in respect of the Initial Debentures), to convert any part, being $1,000 or an integral multiple thereof, of the principal amount of a Debenture into Common Shares at the Conversion Price in effect on the Date of Conversion. To the extent a redemption is a redemption in part only of the Initial Debentures, such right to convert, if not exercised prior to the applicable Time of Expiry, shall survive as to any Initial Debentures not redeemed or converted and be applicable to the next succeeding Time of Expiry.

CONVERTIBLE DEBENTURE INDENTURE

The Conversion Price in effect on the date hereof for each Common Share to be issued upon the conversion of Initial Debentures shall be equal to $2.90 such that approximately 344.8276 Common Shares shall be issued for each $1,000 principal amount of Initial Debentures so converted. Except as provided below, no adjustment in the number of Common Shares to be issued upon conversion will be made for dividends or distributions on Common Shares issuable upon conversion, the record date for the payment of which precedes the date upon which the holder becomes a holder of Common Shares in accordance with Article 6, or for interest accrued on Initial Debentures surrendered. No fractional Common Shares will be issued, and holders will receive a cash payment in satisfaction of any fractional interest based on the Current Market Price as of the Date of Conversion, provided, however, that the Corporation shall not be required to make any payment of less than $5.00. The Conversion Price applicable to, and the Common Shares, securities or other property receivable on the conversion of, the Initial Debentures is subject to adjustment pursuant to the provisions of Section 6.5.

Holders converting Debentures shall receive accrued and unpaid interest thereon from the period of the last Interest Payment Date prior to the Date of Conversion to the date that is one Business Day prior to the Date of Conversion.

Notwithstanding any other provisions of this Indenture, if a Debenture is surrendered for conversion on an Interest Payment Date or during the five preceding Business Days, the person or persons entitled to receive Common Shares in respect of the Debenture so surrendered for conversion shall not become the holder or holders of record of such Common Shares until the Business Day following such Interest Payment Date.

A Debenture in respect of which a holder has accepted a notice in respect of a Change of Control Purchase Offer pursuant to the provisions of Section 2.4(h) may be surrendered for conversion only if such notice is withdrawn in accordance with this Indenture.

(g)

The Initial Debentures shall be issued in denominations of $1,000 and integral multiples of $1,000. Each Initial Debenture and the certificate of the Trustee endorsed thereon shall be issued in substantially the form set out in Schedule “A” (provided that Initial Debentures issued in the form of Definitive Debentures shall be issued without the Global Debenture Legend), with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Board of Directors executing such Initial Debenture in accordance with Section 2.7, as conclusively evidenced by their execution of an Initial Debenture. Each Initial Debenture shall additionally bear such distinguishing letters and numbers as the Trustee shall approve. Notwithstanding the foregoing, an Initial Debenture may be in such other form or forms as may, from time to time, be approved by a resolution of the Board of Directors, or as specified in an Officers’ Certificate.

CONVERTIBLE DEBENTURE INDENTURE

The Initial Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

The Initial Debentures shall be issued in the form of one or more Global Debentures and/or one or more Definitive Debentures at the option of the Corporation; provided however that any Initial Debentures that are required to bear the U.S. Legend shall be issued in the form of one or more Definitive Debentures and may not be issued in the form of one or more Global Debentures.

The Global Debentures will be registered in the name of the Depository which, as of the date hereof, shall be CDS (or any nominee of the Depository). No Beneficial Holder will receive definitive certificates representing their interest in Debentures except as provided in this Section 2.4(g) and Section 3.2. A Global Debenture may be exchanged for Definitive Debentures, or transferred to and registered in the name of a person other than the Depository for such Global Debentures or a nominee thereof, as provided in Section 3.2.

The Definitive Debentures will be registered in the names of each holder thereof as provided in Section 3.1. A Definitive Debenture may be exchanged, or transferred to and registered in the name of a person other than the registered holder thereof, as provided in Section 3.2.

(h)

Within 30 days following the occurrence of a Change of Control, and subject to the provisions and conditions of this Section 2.4(h), the Corporation shall be obligated to offer to purchase all of the Initial Debentures then outstanding. The terms and conditions of such obligation are set forth below:

(i)

Within 30 days following the occurrence of a Change of Control, the Corporation shall deliver to the Trustee, and the Trustee shall promptly deliver to the holders of the Initial Debentures, a notice stating that there has been a Change of Control and specifying the date on which such Change of Control occurred and the circumstances or events giving rise to such Change of Control (a “Change of Control Notice”) together with an offer in writing (the “Change of Control Purchase Offer”) to, at the option of the holder of the Initial Debentures, either: (i) purchase, on the Change of Control Purchase Date (as defined below), all (or any portion actually tendered to such offer) of the Initial Debentures then outstanding from the holders thereof made in accordance with the requirements of all applicable laws, including Applicable Securities Legislation, at a price per Initial Debenture equal to 100% of the principal amount thereof (the “Offer Price”) plus accrued and unpaid interest on such Initial Debentures up to, but excluding, the Change of Control Purchase Date (collectively, the “Total Offer Price”); or (ii) convert the Initial Debentures at the Change of Control Conversion Price. If such Change of Control Purchase Date is after a record date for the payment of interest on the Initial Debentures but on or prior to an Interest Payment Date, then the interest payable on such date will be paid to the holder of record of the Debentures on the relevant record date. The “Change of Control Purchase Date” shall be the date that is 30 Business Days after the date that the Change of Control Notice and Change of Control Purchase Offer are delivered to holders of Initial Debentures.

CONVERTIBLE DEBENTURE INDENTURE

(ii)	The “Change of Control Conversion Price” will be calculated as follows:

COCCP	=	ECP/( 1 +(CP x (c/t))) where:

COCCP	=	is the Change of Control Conversion Price;

ECP	=	is the Conversion Price in effect on the date of the Change of Control;

CP	=	31.2%;

c	=	the number of days from and including the date of the Change of Control to but excluding the Maturity Date; and

t	=	the number of days from and including the issuance date to but excluding the Maturity Date.

(iii)

If 90% or more in aggregate principal amount of the Initial Debentures outstanding on the date the Corporation provides the Change of Control Notice and the Change of Control Purchase Offer to holders of the Initial Debentures have been tendered for purchase pursuant to the Change of Control Purchase Offer on or before the expiration thereof, the Corporation has the right upon written notice provided to the Trustee within 10 days following the expiration of the Change of Control Purchase Offer, to redeem all the Initial Debentures remaining outstanding on the expiration of the Change of Control Purchase Offer at the Total Offer Price as at the Change of Control Purchase Date (the “90% Redemption Right”).

(iv)

Upon receipt of notice that the Corporation has exercised or is exercising the 90% Redemption Right and is acquiring the remaining Initial Debentures, the Trustee shall promptly provide written notice to each holder of an Initial Debenture that did not previously accept the Offer that:

CONVERTIBLE DEBENTURE INDENTURE

(A)

the Corporation has exercised the 90% Redemption Right and is purchasing all outstanding Initial Debentures effective on the expiry of the Change of Control Purchase Offer at the Total Offer Price, and shall include a calculation of the amount payable to such holder as payment of the Total Offer Price as at the Change of Control Purchase Date;

(B)

each such holder must transfer their Initial Debentures to the Trustee on the same terms as those holders that accepted the Change of Control Purchase Offer and must send their respective Initial Debentures, duly endorsed for transfer, to the Trustee within 10 days after the sending of such notice; and

(C)

the rights of such holder under the terms of the Initial Debentures and this Indenture cease to be effective as of the date of expiry of the Change of Control Purchase Offer provided the Corporation has, on or before the time of notifying the Trustee of the exercise of the 90% Redemption Right, paid the Total Offer Price to, or to the order of, the Trustee and thereafter the Initial Debentures shall not be considered to be outstanding and the holder shall not have any right except to receive such holder’s Total Offer Price upon surrender and delivery of such holder’s Initial Debentures in accordance with the Indenture.

(v)

The Corporation shall, on or before 11:00 a.m., Vancouver time, on the Business Day immediately prior to the Change of Control Purchase Date, deposit with the Trustee or any paying agent to the order of the Trustee, such sums of money as are sufficient to pay the Total Offer Price of the Initial Debentures to be purchased or redeemed by the Corporation on the Change of Control Purchase Date, provided the Corporation may elect to satisfy this requirement by providing the Trustee with a certified cheque or wire transfer for such amounts required under this Section 2.4(h)(v) post- dated to the date of expiry of the Change of Control Purchase Offer. The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such purchase. Every such deposit shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid to the holders of such Initial Debentures, the Total Offer Price to which they are entitled on the Corporation’s purchase.

(vi)

In the event that one or more of such Initial Debentures being purchased in accordance with this Section 2.4(h) becomes subject to purchase in part only, upon surrender of such Initial Debentures for payment of the Total Offer Price, the Corporation shall execute and the Trustee shall certify and deliver to the holder thereof or upon the holder’s order, one or more new Initial Debentures for the portion of the principal amount of the Initial Debentures not purchased.

CONVERTIBLE DEBENTURE INDENTURE

(vii)

Initial Debentures for which holders have accepted the Change of Control Purchase Offer and Initial Debentures which the Corporation has elected to redeem in accordance with this Section 2.4(h) shall become due and payable at the Total Offer Price on the Change of Control Purchase Date, in the same manner and with the same effect as if it were the date of maturity specified in such Initial Debentures, anything therein or herein to the contrary notwithstanding, and from and after the Change of Control Purchase Date, if the money necessary to purchase or redeem, or the Common Shares necessary to purchase or redeem, the Initial Debentures shall have been deposited as provided in this Section 2.4(h) and affidavits or other proofs satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Initial Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties.

(viii)

In case the holder of any Initial Debenture to be purchased or redeemed in accordance with this Section 2.4(h) shall fail on or before the Change of Control Purchase Date to so surrender such holder’s Initial Debenture or shall not within such time accept payment of the monies payable or give such receipt therefor, if any, as the Trustee may require, such monies may be set aside in trust, without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum or the Common Shares so set aside and the Debentureholder shall have no other right except to receive payment of the monies so paid and deposited upon surrender and delivery of such holder’s Initial Debenture. In the event that any money or certificates representing Common Shares required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Initial Debentures issued hereunder shall remain so deposited for a period of six years from the Change of Control Purchase Date, then such monies, or certificates representing Common Shares, together with any accumulated interest thereon, or any distributions paid thereon, shall at the end of such period be paid over or delivered over by the Trustee or such depository or paying agent to the Corporation and the Trustee shall not be responsible to Debentureholders of such Initial Debentures for any amounts owing to them.

(ix)

Subject to the provisions above related to Initial Debentures purchased in part, all Initial Debentures redeemed and paid under this Section 2.4(h) shall forthwith be delivered to the Trustee and cancelled and no Initial Debentures shall be issued in substitution therefor.

CONVERTIBLE DEBENTURE INDENTURE

2.5     Certification and Delivery of Additional Debentures

          The Corporation may from time to time request the Trustee to certify and deliver Additional Debentures of any series by delivering to the Trustee the documents referred to below in this Section 2.5 whereupon the Trustee shall certify such Debentures and cause the same to be delivered in accordance with the Written Direction of the Corporation referred to below or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Written Direction of the Corporation. The maturity date, issue date, interest rate (if any) and any other terms of the Debentures of such series shall be set forth in or determined by or pursuant to such Written Direction of the Corporation and procedures. In certifying such Debentures, the Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)	an Officers’ Certificate and/or executed supplemental indenture by or pursuant to which the form and terms of such Additional Debentures were established;

(b)

a Written Direction of the Corporation requesting certification and delivery of such Additional Debentures and setting forth delivery instructions, provided that, with respect to Additional Debentures of a series subject to a Periodic Offering:

(i)

such Written Direction of the Corporation may be delivered by the Corporation to the Trustee prior to the delivery to the Trustee of such Additional Debentures of such series for certification and delivery;

(ii)

the Trustee shall certify and deliver Additional Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Corporation or pursuant to procedures acceptable to the Trustee as may be specified from time to time by a Written Direction of the Corporation;

(iii)

the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Additional Debentures of such series shall be determined by an executed supplemental indenture or by Written Direction of the Corporation or pursuant to such procedures; and

(iv)

if provided for in such procedures, such Written Direction of the Corporation may authorize certification and delivery pursuant to oral or electronic instructions from the Corporation which oral or electronic instructions shall be promptly confirmed in writing;

(c)

an opinion of Counsel, in form and substance satisfactory to the Trustee, acting reasonably, to the effect that all requirements imposed by this Indenture and by law in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion;

CONVERTIBLE DEBENTURE INDENTURE

(d)

an Officers’ Certificate (which Officers’ Certificate shall be in such form that satisfies all applicable laws) certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of Additional Debentures (including those set forth in Section 13.5), have been complied with subject to the delivery of any documents or instruments specified in such Officers’ Certificate and that no Event of Default exists or will exist upon such certification and delivery; and

(e)	a certificate of good standing of the Corporation.

2.6     Issue of Global Debentures

(a)

The Corporation may specify that the Debentures of a series are to be issued in whole or in part as one or more Global Debentures registered in the name of a Depository, or its nominee, designated by the Corporation in the Written Direction of the Corporation delivered to the Trustee at the time of issue of such Debentures, and in such event the Corporation shall execute and the Trustee shall certify and deliver one or more Global Debentures that shall:

	(i)	represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more Global Debentures;

	(ii)	be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions; and

	(iii)	bear a legend substantially to the following effect:

“THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO NATURALLY ADVANCED TECHNOLOGIES INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

CONVERTIBLE DEBENTURE INDENTURE

TRANSFERS OF THIS DEBENTURE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CDS & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.”

(b)

Each Depository designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depository has its principal offices.

2.7     Execution of Debentures

          All Debentures shall be manually signed by any one authorized director or officer of the Corporation holding office at the time of signing.

          Notwithstanding that any person whose signature appears on a Debenture as a director or officer may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.8     Certification

          No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Trustee. Such certification on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof.

          The certificate of the Trustee signed on the Debentures shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures or as to the issuance of the Debentures and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or the proceeds thereof. The certificate of the Trustee on the Debentures shall, however, be a representation and warranty by the Trustee that the Debentures have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

CONVERTIBLE DEBENTURE INDENTURE

2.9     Mutilation, Loss, Theft or Destruction

          In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures of such series issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Corporation and to the Trustee such evidence of the loss, theft or destruction of the Debenture as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

2.10   Concerning Interest

(a)

All Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest (i) from and including their issue date, or (ii) from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of that series, whichever shall be the later, or, in respect of Debentures subject to a Periodic Offering, from and including their issue date or from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures, in all cases, to and excluding the next Interest Payment Date.

(b)

Unless otherwise specifically provided in the terms of the Debentures of any series, interest for any period shall be computed on the basis of a year of 365 days and the actual number of days elapsed in such period. With respect to any series of Debentures, for the purposes of disclosure under the Interest Act (Canada), whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in such calendar year of calculation and dividing it by the number of days in the deemed year.

2.11   Rank

          The Debentures will be direct unsecured obligations of the Corporation. Each Debenture of the same series of Debentures will rank pari passu with each other Debenture of the same series (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future indebtedness of the Corporation, other than Senior Indebtedness. The Guarantee Obligations will rank in priority to any other obligations of NAT US to the extent the Guarantee Obligations are secured by the Security Interest constituted by the Security Documents and otherwise will be subordinated to the Senior Indebtedness of NAT US in accordance with the provisions of Article 5.

CONVERTIBLE DEBENTURE INDENTURE

2.12   Payments of Amounts Due on Maturity

          Except as may otherwise be provided herein or in any supplemental indenture in respect of any series of Debentures, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Corporation will establish and maintain with the Trustee a Maturity Account for each series of Debentures. Each such Maturity Account shall be maintained by and be subject to the control of the Trustee for the purposes of this Indenture. On or before 11:00 a.m. (Vancouver time) on the Business Day immediately prior to each Maturity Date for Debentures outstanding from time to time under this Indenture, the Corporation will deliver to the Trustee a certified cheque or wire transfer for deposit in the applicable Maturity Account in an amount sufficient to pay the cash amount payable in respect of such Debentures (including the principal amount together with any accrued and unpaid interest thereon). The Trustee, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Debenture, upon surrender of the Debenture at any branch of the Trustee designated for such purpose from time to time by the Corporation and the Trustee. The delivery of such funds to the Trustee for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of funds relates to the extent of the amount delivered and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled.

     2.13   U.S. Legend on the Debentures and Common Shares

(a)

The Debentures and the Common Shares issuable upon conversion thereof have not been and will not be registered under the U.S. Securities Act or under the securities laws of any U.S. States. Any Debentures issued in the U.S. or to a U.S. Person, or to a person acting for the account or benefit of a person in the U.S. or a U. S. Person are, and any Common Shares issued upon conversion of such Debentures will be, “restricted securities” as defined in Rule 144(a)(3) under the U. S. Securities Act, and shall be issued in definitive (not global) form, and the certificates or other instruments representing such Debentures and the stock certificates representing any Common Shares issued upon conversion of such Debentures shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

“[THE SALE OF THIS DEBENTURE AND ANY COMMON SHARES ISSUABLE UPON ITS CONVERSION][THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND ACCORDINGLY, [THIS DEBENTURE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION] [THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE] MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES FOR THE BENEFIT OF THE ISSUER (THE “COMPANY”) THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER [THE DEBENTURES EVIDENCED HEREBY OR THE SHARES OF COMMON STOCK ISSUABLE UPON THEIR CONVERSION] [THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE] EXCEPT (A) TO THE COMPANY; (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE U.S. SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QIB AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN ACCORDANCE WITH RULE 144A (IF AVAILABLE); (C) UNDER AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE; (D) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT; (E) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (F) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT; PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C) OR (E) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM SATISFACTORY TO THE COMPANY MAY BE REQUIRED BY THE COMPANY PRIOR TO SUCH OFFER, SALE OR TRANSFER; AND IN THE CASE OF TRANSFERS PURSUANT TO (F) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM SATISFACTORY TO THE COMPANY WILL BE REQUIRED PRIOR TO SUCH OFFER, SALE OR TRANSFER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON A CANADIAN STOCK EXCHANGE.”

CONVERTIBLE DEBENTURE INDENTURE

(b)

Notwithstanding Section 2.13(a), provided that the Debentures or the Common Shares issuable upon conversion, redemption or maturity thereof are being sold in compliance with the requirements of Rule 904 of Regulation S, and provided that the Corporation is a “foreign issuer” within the meaning of Regulation S at the time of sale, the U.S. Legend may be removed by providing a declaration to the Trustee substantially as set forth in Schedule “E” hereto (or as the Corporation may prescribe from time to time); together with any other evidence reasonably requested by the Corporation or Trustee, which evidence may include an opinion of Counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation or the Trustee, to the effect that the U.S. Legend is no longer required pursuant to the requirements of the U.S. Securities Act or applicable state securities laws; and provided, further, that if the Securities are being sold under Rule 144 of the U.S. Securities Act, the U.S. Legend may be removed by delivery to the Trustee of an opinion of Counsel, of recognized standing or other evidence reasonably satisfactory to the Corporation, that the U.S. Legend is no longer required under the U.S. Securities Act or applicable state securities laws. Provided that the Trustee obtains confirmation from the Corporation that such Counsel is satisfactory to it, the Trustee shall be entitled to rely on such opinion of Counsel without further inquiry.

CONVERTIBLE DEBENTURE INDENTURE

2.14   Payment of Interest

          The following provisions shall apply to Debentures, except as otherwise provided in Section 2.4(c) or specified in a resolution of the Board of Directors, an Officers’ Certificate or a supplemental indenture relating to a particular series of Additional Debentures:

(a)

As interest becomes due on each Debenture (except, subject to certain exceptions set forth herein including in Section 2.4, on conversion or on redemption, when interest may at the option of the Corporation be paid upon surrender of such Debenture), the Corporation, through the Trustee or any agent of the Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Trustee, payment of such interest to the order of the registered holder of such Debenture appearing on the registers maintained by the Trustee at the close of business on the fifth Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs. If payment is made by cheque, such cheque shall be forwarded at least three days prior to each date on which interest becomes due and if payment is made by other means (such as electronic transfer of funds, provided the Trustee must receive confirmation of receipt of funds prior to being able to wire funds to holders), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Corporation will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee, acting reasonably, with the same effect as though payment had been made in the manner provided above.

(b)

All payments of interest on the Global Debenture shall be made by electronic funds transfer or certified cheque made payable to the Depository or its nominee on the day interest is payable for subsequent payment to Beneficial Holders of the applicable Global Debenture, unless the Corporation, the Trustee and the Depository otherwise agree. None of the Corporation, the Trustee or any agent of the Trustee for any Debenture issued as a Global Debenture will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

CONVERTIBLE DEBENTURE INDENTURE

2.15   Additional Amounts

(a)

All payments of interest by the Corporation in respect of the Initial Debentures will be made free and clear of, and without withholding or deduction for or on account of any taxes or similar imposts (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein having power to tax (“Taxing Jurisdiction”), unless such withholding or deduction is so required by law or by the interpretation or administration thereof by the relevant governmental authority or agency. If any such withholding or deduction is so required, the Corporation will pay as additional interest such additional amounts (“Additional Amounts”) as will result in receipt by the holders of Initial Debentures of such amounts as would have been received by them had no such withholding or deduction been required, except that no Additional Amounts will be payable with respect to a payment made to a holder of Initial Debentures for or in respect of:

	(i)	Taxes that would not have been imposed but for:

(A)

the holder or Beneficial Holder of Initial Debentures being a resident, domicile or national of, or engaged in business or maintaining an establishment or other presence in, or otherwise having some present or former connection with, the Taxing Jurisdiction (including, without limitation, by virtue of the holder or Beneficial Holder carrying on a business or having a place of business in such jurisdiction), other than merely holding or ownership of such Initial Debenture; or

		(B)	the holder or Beneficial Holder not dealing at arm’s length, within the meaning of the Tax Act, with the Corporation at the relevant time; or

(C)

all or any portion of the payment being deemed to be a dividend paid to the holder or Beneficial Holder pursuant to proposed subsection 214(16) of the Tax Act or any amended or successor provision substantially similar thereto;

	(ii)	any estate, inheritance, gift, sales, transfer, personal property or similar Taxes; or

CONVERTIBLE DEBENTURE INDENTURE

(iii)

any Taxes, deduction or withholding imposed by reason of the failure of the holder or Beneficial Holder of a Initial Debenture to comply with certification, information or other reporting requirements if such compliance is required or imposed by a statute, treaty or regulation or is in accordance with administrative practice of the relevant Taxing Jurisdiction as a precondition to exemption from or reduction in all or part of such Taxes, deduction or withholding.

(b)

If any such withholding or deduction is so required, the Corporation will (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

(c)

Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon interest payable under or with respect to any Initial Debenture, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(d)	If the Corporation fails to make any payment required by this Section 2.15, the Trustee shall in no circumstances be required to make any such payment.

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1     Definitive Debentures

(a)

With respect to each series of Debentures issuable as Definitive Debentures, the Corporation shall cause to be kept by and at the principal office of the Trustee in Vancouver, British Columbia or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of Definitive Debentures and particulars of the Debentures held by them respectively and of all transfers of Definitive Debentures. Such registration shall be noted on the Debentures by the Trustee or other registrar unless a new Debenture shall be issued upon such transfer.

(b)

No transfer of a Definitive Debenture shall be valid unless made on such register referred to in Section 3.1 by the registered holder or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Trustee and upon compliance with such other reasonable requirements as the Trustee or other registrar may prescribe, or unless the name of the transferee shall have been noted on the Debenture by the Trustee or other registrar.

CONVERTIBLE DEBENTURE INDENTURE

3.2	Global Debentures

(a)

With respect to each series of Debentures issuable in whole or in part as one or more Global Debentures, the Corporation shall cause to be kept by and at the principal offices of the Trustee in Vancouver, British Columbia or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the name and address of the holder of each such Global Debenture (being the Depository, or its nominee, for such Global Debenture) as holder thereof and particulars of the Global Debenture held by it, and of all transfers thereof.

(b)

Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the registered holder thereof and accordingly, no definitive certificates shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in a resolution of the Trustee, a resolution of the Board of Directors, Officers’ Certificate or supplemental indenture relating to a particular series of Additional Debentures:

(i)

Global Debentures may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(ii)

Global Debentures may be transferred at any time after the Depository for such Global Debentures (i) has notified the Trustee, or the Corporation has notified the Trustee, that it is unwilling or unable to continue as Depository for such Global Debentures, or (ii) ceases to be eligible to be a Depository under Section 2.6(b), provided that at the time of such transfer the Corporation has not appointed a successor Depository for such Global Debentures;

(iii)

Global Debentures may be transferred at any time after the Corporation has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Debentures and has communicated such determination to the Trustee in writing;

(iv)

Global Debentures may be transferred at any time after the Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a Global Debenture, provided that Beneficial Holders representing, in the aggregate, not less than 25% of the aggregate principal amount of the Debentures of such series advise the Depository in writing, through the Depository Participants, that the continuation of the book-entry only registration system for such series of Debentures is no longer in their best interest and also provided that at the time of such transfer the Trustee has not waived the Event of Default pursuant to Section 8.3;

CONVERTIBLE DEBENTURE INDENTURE

(v)

Global Debentures may be transferred or exchanged for definitive certificates at any time after a Depository has determined, in its sole discretion, that such transfer or exchange is required to effect conversion and/or redemption rights in accordance with the terms hereof and has communicated such determination to the Trustee in writing;

(vi)	Global Debentures may be transferred if required by applicable law;

(vii)	Global Debentures may be transferred if the book-entry only registration system ceases to exist; or

(viii)	Global Debentures may be transferred if it is determined that they must bear a U.S. Legend (in which case they must be transferred or exchanged for Definitive Debentures).

(c)	With respect to the Global Debentures, unless and until definitive certificates have been issued to Beneficial Holders pursuant to Section 3.2(b):

(i)

the Corporation and the Trustee may deal with the Depository for all purposes (including paying interest on the Debentures) as the sole holder of such series of Debentures and the authorized representative of the Beneficial Holders;

(ii)

the rights of the Beneficial Holders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

	(iii)	the Depository will make book-entry transfers among the Depository Participants; and

(iv)

whenever this Indenture requires or permits actions to be taken based upon instruction or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depository Participants, and has delivered such instructions to the Trustee.

(d)

Whenever a notice or other communication is required to be provided to Debentureholders, unless and until definitive certificate(s) have been issued to Beneficial Holders pursuant to this Section 3.2, the Trustee shall provide all such notices and communications to the Depository and the Depository shall deliver such notices and communications to such Beneficial Holders in accordance with all applicable laws and Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one or more of the conditions specified in Section 3.2(b) with respect to a series of Debentures issued hereunder, the Trustee shall notify all applicable Depository Participants and Beneficial Holders, through the Depository, of the availability of Definitive Debenture certificates. Upon surrender by the Depository of the certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depository, the Trustee shall deliver the Definitive Debenture certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 3.1 and the remaining Sections of this Article 3.

CONVERTIBLE DEBENTURE INDENTURE

3.3     Transferee Entitled to Registration

          The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that regard required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

3.4     No Notice of Trusts

          Neither the Corporation nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

3.5     Registers Open for Inspection

          The registers referred to in Sections 3.1 and 3.2 shall at all reasonable times be open for inspection by the Corporation, the Trustee or any Debentureholder. Every registrar, including the Trustee, shall from time to time when requested so to do by the Corporation or by the Trustee, in writing, furnish the Corporation or the Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Trustee shall be entitled to charge a reasonable fee to provide such a list.

3.6     Exchanges of Debentures

(a)

Subject to Sections 3.1, 3.2 and 3.7, Debentures in any authorized form or denomination, other than Global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(b)

In respect of exchanges of Debentures permitted by Section 3.6(a), Debentures of any series may be exchanged only at the principal office of the Trustee in the city of Vancouver, British Columbia or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Trustee. Any Debentures tendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

CONVERTIBLE DEBENTURE INDENTURE

(c)

Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

3.7	Closing of Registers

	(a)	Neither the Corporation nor the Trustee nor any registrar shall be required to:

		(i)	make transfers or exchanges of, or convert any Definitive Debentures on any Interest Payment Date for such Debentures or during the five preceding Business Days;

		(ii)	make transfers or exchanges of, or convert any Debentures on the day of any selection by the Trustee of Debentures to be redeemed or during the five preceding Business Days; or

		(iii)	make exchanges of any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures shall not be redeemed.

(b)

Subject to any restriction herein provided, the Corporation with the approval of the Trustee may at any time close any register for any series of Debentures, other than those kept at the principal office of the Trustee in Vancouver, British Columbia and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

3.8	Charges for Registration, Transfer and Exchange

          For each Debenture exchanged, registered, transferred or discharged from registration, the Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Trustee and the Corporation), and payment of such charges and reimbursement of the Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

(a)	for any exchange of a Global Debenture as contemplated in Section 3.2; or

CONVERTIBLE DEBENTURE INDENTURE

(b)	for any exchange of any Debenture resulting from a partial redemption under Section 4.2.

3.9	Ownership of Debentures

(a)

Unless otherwise required by law, the person in whose name any registered Debenture is registered shall for all purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered holder.

(b)

The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder for any such principal, premium, if any, or interest shall be a good discharge to the Trustee, any registrar and to the Corporation for the same and none shall be bound to inquire into the title of any such registered holder.

(c)

Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Trustee, any registrar and to the Corporation.

(d)

In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and any registrar and to the Corporation.

ARTICLE 4
REDEMPTION AND PURCHASE OF DEBENTURES

4.1     Applicability of Article

          Subject to regulatory approval, Section 2.4(d) and Article 5, the Corporation shall have the right at its option to redeem, either in whole at any time or in part from time to time before maturity, by payment of money, any Debentures issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the Debentures, in an Officers’ Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Corporation requesting the certification and delivery thereof.

CONVERTIBLE DEBENTURE INDENTURE

          Subject to regulatory approval and Article 5, the Corporation shall also have the right at its option to repay, either in whole or in part, on maturity, by payment of money in accordance with Section 2.12, any Debentures issued hereunder of any series which by their terms are made so repayable on maturity (subject however, to any applicable restriction on the repayment of the principal amount of the Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debenture and shall have been expressed in this Indenture, in the Debentures, in an Officers’ Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Corporation requesting the certification and delivery thereof.

4.2     Partial Redemption

         If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, the Debentures to be so redeemed shall be selected by the Trustee on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each holder or in such other manner as the Trustee deems equitable, subject to the approval of the TSXV or such other exchange on which the Debentures are then listed, as may be required from time to time. Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding that as a result thereof one or more of such Debentures may become subject to redemption in part only or for cash only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, together with interest accrued to but excluding the Redemption Date, the Corporation shall execute and the Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Trustee shall make notations on the Global Debenture of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

4.3     Notice of Redemption

          Notice of redemption (the “Redemption Notice”) of any series of Debentures shall be given to the holders of the Debentures so to be redeemed not more than 60 days nor less than 30 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 12.2. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date. In addition, unless all the outstanding Debentures are to be redeemed, the Redemption Notice shall specify:

CONVERTIBLE DEBENTURE INDENTURE

(a)	the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);

(b)

in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debentures so selected;

(c)	in the case of a Global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depository, the Trustee and the Corporation; and

(d)	in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

          In the event that all Debentures to be redeemed are registered Debentures, publication shall not be required.

4.4     Debentures Due on Redemption Dates

          Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price, together with accrued interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem such Debentures shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

4.5     Deposit of Redemption Monies

          Redemption of Debentures shall be provided for by the Corporation depositing with the Trustee or any paying agent to the order of the Trustee, on or before 11:00 a.m. (Vancouver time) on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money as may be sufficient to pay the Redemption Price of the Debentures so called for redemption, plus accrued and unpaid interest thereon up to but excluding the Redemption Date, provided the Corporation may elect to satisfy this requirement by providing the Trustee with a certified cheque or wire transfer for such amounts required under this Section 4.5 post-dated to the Redemption Date. The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid, to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) to which they are respectively entitled on redemption.

CONVERTIBLE DEBENTURE INDENTURE

4.6     Failure to Surrender Debentures Called for Redemption

          In case the holder of any Debenture so called for redemption shall fail on or before the Redemption Date to so surrender such holder’s Debenture, or shall not within such time accept payment of the redemption monies payable, or give such receipt therefor, if any, as the Trustee may require, such redemption monies may be set aside in trust, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the monies so paid and deposited, upon surrender and delivery of such holder’s Debenture, plus any accrued but unpaid interest thereon to but excluding the Redemption Date. In the event that any money required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of six years from the Redemption Date, then such monies, together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Trustee or such depository or paying agent to the Corporation on its demand, and thereupon the Trustee shall not be responsible to Debentureholders for any amounts owing to them and, subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the money due from the Corporation, subject to any limitation period provided by the laws of British Columbia.

4.7     Cancellation of Debentures Redeemed

          Subject to the provisions of Sections 4.2 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid under this Article 4 shall forthwith be delivered to the Trustee and cancelled and no Debentures shall be issued in substitution for those redeemed.

4.8     Purchase of Debentures by the Corporation

         Unless otherwise specifically provided with respect to a particular series of Debentures, the Corporation may, if it is not at the time in default hereunder, at any time and from time to time, purchase Debentures in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract, at any price. All Debentures so purchased will be delivered to the Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.

          If, upon an invitation for tenders, more Debentures are tendered at the same lowest price than the Corporation is prepared to accept, the Debentures to be purchased by the Corporation shall be selected by the Trustee on a pro rata basis or in such other manner as consented to by the TSXV or such other exchange on which the Debentures are then listed which the Trustee considers appropriate, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only.

CONVERTIBLE DEBENTURE INDENTURE

          The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Trustee shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered or, with respect to a Global Debenture, the Trustee shall make notations on the Global Debenture of the principal amount thereof so purchased.

4.9     Deposit of Maturity Monies

          Payment on maturity of Debentures shall be provided for by the Corporation depositing with the Trustee or any paying agent to the order of the Trustee, on or before 11:00 a.m. (Vancouver time) on the Business Day immediately prior to the Maturity Date such sums of money as may be sufficient to pay the principal amount of the Debentures, together with a sum of money sufficient to pay all accrued and unpaid interest thereon up to but excluding the Maturity Date, provided the Corporation may elect to satisfy this requirement by providing the Trustee with one or more certified cheques or with funds by electronic transfer, for such amounts required under this Section 4.9. The Corporation shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection therewith. Every such deposit shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid to the holders of such Debentures, upon surrender of such Debentures, the principal and interest to which they are respectively entitled on the Maturity Date.

ARTICLE 5
SECURITY FOR AND SUBORDINATION OF DEBENTURES

5.1     NAT US Guaranty and Security Agreement

          The Corporation shall cause NAT US to execute and deliver to the Trustee for the benefit of the Trustee and the Debentureholders, the NAT US Guaranty and Security Agreement. The Corporation will ensure that immediately following the completion of the Offering a minimum of $5,500,000 of the proceeds of the Offering are paid by the Corporation to NAT US, whether by way of intercompany loan, subscription for shares, or otherwise, as determined by the Corporation in its sole discretion.

5.2     Registration of Security

          The Corporation shall, at the Corporation’s expense, ensure that the Security Documents and all documents, caveats, security notices, financing statements and financing change statements in respect thereof, are promptly filed and re-filed and registered as often as may be required by applicable law or as may be necessary or desirable to perfect and preserve the Security Interest created by the Security Documents and to ensure that such Security Interest is first ranking, subject only to Permitted Priority Encumbrances, and will promptly provide the Trustee with evidence (satisfactory to the Trustee) of such filing, registration and deposit after the making thereof. The Corporation shall, if and when requested to do so by the Trustee, furnish to the Trustee an opinion of Counsel to establish compliance with the provisions of this Section 5.2.

CONVERTIBLE DEBENTURE INDENTURE

5.3     Permitted Dispositions of Secured Assets Before Default

          Until an Event of Default has occurred, NAT US, without the consent of the Trustee, shall be entitled:

(a)	to transfer or sell any item of Secured Assets only as expressly permitted pursuant to the terms of this Indenture; and

(b)

to sell, assign, transfer, abandon, surrender or otherwise dispose of Secured Assets which have become worn out, unserviceable, obsolete, unsuitable or unnecessary in the conduct of its business or in the operation of any of the Secured Assets, free of the Security Interest constituted by the Security Documents, provided that there shall have been or shall be substituted for the same other fixtures, equipment, machinery, tools, implements, apparatus, facilities or appliances not necessarily of the same character but at least of equal utility at the date of such substitution or replacement (which forthwith shall become subject to the Security Interest of the NAT US Guaranty and Security Agreement) of and to the extent that such replacement or substitution is necessary or desirable for the proper and efficient conduct of the business of NAT US or in the operation of the Secured Assets;

and the Trustee will, at the expense of the Corporation, execute and deliver from time to time releases and discharges necessary or required as advised by Counsel with respect to the foregoing Subsections. Except as specifically permitted above, NAT US will not dispose of any of the Secured Assets to any Person.

5.4     Applicability of Article

          The indebtedness, liabilities and obligations of NAT US under the NAT US Guaranty and Security Agreement (collectively, the “Guarantee Liabilities”) and the Corporation hereunder or under the Debentures (whether on account of principal, premium, if any, interest, or otherwise but excluding the issuance of Common Shares on any conversion pursuant to Article 6), shall be, except to the extent the Debentures are secured by the Security Interest constituted by the Security Documents, subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set forth in the following Sections of this Article 5, to the full and final payment of all Senior Indebtedness, and each holder of any such Debenture by his acceptance thereof agrees to and shall be bound by the provisions of this Article 5.

5.5     Order of Payment – NAT US

          In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to NAT US, or to its property or assets (including, without limitation, the Secured Assets) or in the event of any proceedings for voluntary liquidation, dissolution or voluntary winding-up of NAT US, whether or not involving insolvency or bankruptcy, or any marshalling of the assets (including, without limitation, the Secured Assets) and liabilities of NAT US:

CONVERTIBLE DEBENTURE INDENTURE

(a)

to extent of the Security Interest constituted by the Security Documents, any payment or distribution of the Secured Assets to which the holders of the Debentures or the Trustee on behalf of such holders would be entitled pursuant to the Guarantee Liabilities pursuant to the provisions of this Article 5 shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the Trustee on behalf of the holders of the Debentures;

(b)	subject to 5.5(a), all Senior Indebtedness of NAT US shall be paid in full, or provision made for such payment, before any payment is made on account of Guarantee Liabilities;

(c)

subject to 5.5(a), any payment or distribution of assets of NAT US, whether in cash, property or securities, to which the holders of the Debentures or the Trustee on behalf of such holders would be entitled, except for the provisions of this Article 5, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness of NAT US or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of NAT US may have been issued, to the extent necessary to pay all Senior Indebtedness of NAT US in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness of NAT US;

(d)

the Senior Creditors or a receiver or a receiver-manager of NAT US or of all or part of its assets or any other enforcement agent may sell, mortgage or otherwise dispose of NAT US’s assets, other than the Secured Assets, in whole or in part, free and clear of all Guarantee Liabilities, and without the approval of the Debentureholders or the Trustee or any requirement to account to the Trustee or the Debentureholders; and

(e)	the rights and priority of the Senior Indebtedness of NAT US and the subordination pursuant hereto shall not be affected by:

(i)

the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of the Senior Security;

	(ii)	the time or order of the attachment, perfection or crystallization of any security constituted by the Senior Security;

	(iii)	the taking of any collection, enforcement or realization proceedings pursuant to the Senior Security;

(iv)

the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Senior Creditors, or any of them or the Debentureholders or any of them to any money or property of NAT US;

CONVERTIBLE DEBENTURE INDENTURE

(v)	the failure to exercise any power or remedy reserved to the Senior Creditors under the Senior Security or to insist upon a strict compliance with any terms thereof;

(vi)	the date of giving or failing to give notice to or making demand upon NAT US; or

(vii)	any other fact or circumstance whatsoever.

5.6     Order of Payment – The Corporation

          In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Corporation, or to its property or assets or in the event of any proceedings for voluntary liquidation, dissolution or voluntary winding-up of the Corporation, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Corporation:

(a)	all Senior Indebtedness of the Corporation shall be paid in full, or provision made for such payment, before any payment is made on account of the Debentures;

(b)

any payment or distribution of assets of the Corporation, whether in cash, property or securities, to which the holders of the Debentures or the Trustee on behalf of such holders would be entitled, except for the provisions of this Article 5, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness of the Corporation or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Corporation may have been issued, to the extent necessary to pay all Senior Indebtedness of the Corporation in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness of the Corporation;

(c)

the Senior Creditors or a receiver or a receiver-manager of the Corporation or of all or part of its assets or any other enforcement agent may sell, mortgage or otherwise dispose of the Corporation’s assets in whole or in part, free and clear of all Debentures, and without the approval of the Debentureholders or the Trustee to the extent necessary to pay all Senior Indebtedness of the Corporation in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness of the Corporation; and

(d)	the rights and priority of the Senior Indebtedness of the Corporation and the subordination pursuant hereto shall not be affected by:

(i)

the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of the Senior Security;

CONVERTIBLE DEBENTURE INDENTURE

(ii)	the time or order of the attachment, perfection or crystallization of any security constituted by the Senior Security;

(iii)	the taking of any collection, enforcement or realization proceedings pursuant to the Senior Security;

(iv)

the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Senior Creditors, or any of them or the Debentureholders or any of them to any money or property of the Corporation;

(v)	the failure to exercise any power or remedy reserved to the Senior Creditors under the Senior Security or to insist upon a strict compliance with any terms thereof;

(vi)	the date of giving or failing to give notice to or making demand upon the Corporation; or

(vii)	any other fact or circumstance whatsoever.

5.7     Subrogation to Rights of Holders of Senior Indebtedness

          Subject to the Security Interest constituted by the Security Documents and prior payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Corporation and NAT US, as the case may be, to the extent of the application thereto of such payments or other assets which would have been received by the holders of the Debentures but for the provisions hereof until the principal of, premium, if any, and interest on the Debentures shall be paid in full, and no such payments or distributions to the holders of the Debentures of cash, property or securities, which otherwise would be payable or distributable to the holders of the Senior Indebtedness, shall, as between NAT US and the Corporation, their creditors other than the holders of Senior Indebtedness, and the holders of Debentures, be deemed to be a payment by the Corporation or NAT US, as applicable, to the holders of the Senior Indebtedness or on account of the Senior Indebtedness, it being understood that the provisions of this Article 5 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          The Trustee, for itself and on behalf of each of the Debentureholders, hereby waives any and all rights to require a Senior Creditor to pursue or exhaust any rights or remedies with respect to the Corporation, NAT US or any property and assets subject to any Senior Security or in any other manner to require the orderly disposition of property, assets or security in connection with the exercise by the Senior Creditors of any rights, remedies or recourses available to them.

CONVERTIBLE DEBENTURE INDENTURE

5.8     Obligation to Pay Not Impaired

          Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation, its creditors, and the holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Debentures the principal of, premium, if any, and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Corporation, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

          Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between NAT US, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of NAT US, which is absolute and unconditional, to pay to the holders of the Debentures the Guarantee Liabilities, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of NAT US other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness.

5.9     No Payment if Senior Indebtedness in Default

          Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, or any other enforcement of any Senior Indebtedness, then, except as provided in Section 5.12, all such Senior Indebtedness of NAT US shall first be paid in full, or shall first have been duly provided for, before any payment is made by NAT US under the NAT US Guaranty and Security Agreement and all such Senior Indebtedness of the Corporation shall first be paid in full, or shall first have been duly provided for, before any payment is made by the Corporation under the Debentures.

          In case of a circumstance constituting a default or event of default with respect to any Senior Indebtedness of the Corporation permitting (whether at that time or upon notice, lapse of time, or satisfaction of any other condition precedent) a Senior Creditor to demand payment or accelerate the maturity thereof where the notice of such default or event of default has been given by or on behalf of the holders of Senior Indebtedness to the Corporation or the Corporation otherwise has knowledge thereof, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment (by purchase of Debentures or otherwise) shall be made by the Corporation (except as provided in Section 5.12) under the Debentures and neither the Trustee nor the holders of Debentures shall be entitled to demand, institute proceedings for the collection of (which shall, for certainty include proceedings related to an adjudication or declaration as to the insolvency or bankruptcy of the Corporation and other similar creditor proceedings), or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures after the happening of such a default or event of default (except as provided in Section 5.12), and unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Senior Indebtedness shall have become due and payable, shall be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. For greater certainty, this Section 5.9 shall not restrict the Debentureholders or the Trustee from demanding or instituting proceedings in respect of the guarantee of NAT US or the Secured Assets or receiving any payment or benefit on account of the proceeds thereof provided that any such proceeds are distributed in accordance with Section 5.5.

CONVERTIBLE DEBENTURE INDENTURE

          The fact that any payment hereunder is prohibited by this Section 5.9 shall not prevent the failure to make such payment from being an Event of Default hereunder.

5.10   Payment on Debentures Permitted

          Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except as prohibited by Sections 5.6 or 5.9, any payment of principal of or, premium, if any, or interest on the Debentures. The fact that any such payment is prohibited by Sections 5.6 or 5.9 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall prevent the conversion of the Debentures, or, except as prohibited by Sections 5.5, 5.6 or 5.9, the application by the Trustee of any monies deposited with the Trustee hereunder for the purpose, to the payment of or on account of the Debentures or the Guarantee Liabilities.

5.11   Confirmation of Subordination

          Each holder of Debentures by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article 5 and appoints the Trustee his attorney-in-fact for any and all such purposes. Upon request of the Corporation or NAT US, and upon being furnished an Officers’ Certificate stating that one or more named persons are Senior Creditors and specifying the amount and nature of the Senior Indebtedness of such Senior Creditor, the Trustee shall enter into a written agreement or agreements with the Corporation or NAT US, as the case may be, and the person or persons named in such Officers’ Certificate providing that such person or persons are entitled to all the rights and benefits of this Article 5 as a Senior Creditor and for such other matters, such as an agreement not to amend the provisions of this Article 5 and the definitions herein without the consent of such Senior Creditor, as the Senior Creditor may reasonably request. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness, however, nothing herein shall impair the rights of any Senior Creditor who has not entered into such an agreement.

5.12   Knowledge of Trustee

          Notwithstanding the provisions of this Article 5 or any provision in this Indenture or in the Debentures contained, the Trustee will not be charged with knowledge of any Senior Indebtedness or of any default in the payment thereof, or of the existence of any Event of Default or any other fact that would prohibit the making of any payment of monies to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee has received written notice thereof from the Corporation, NAT US any Debentureholder or any Senior Creditor.

CONVERTIBLE DEBENTURE INDENTURE

5.13   Trustee May Hold Senior Indebtedness

          The Trustee is entitled to all the rights set forth in this Article 5 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture deprives the Trustee of any of its rights as such holder.

5.14   Rights of Holders of Senior Indebtedness Not Impaired

          No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or NAT US or by any non-compliance by the Corporation with the terms, provisions and covenants of this Indenture or NAT US with the terms, provisions and covenants of the NAT US Guaranty and Security Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

5.15   Altering the Senior Indebtedness

          The holders of the Senior Indebtedness have the right to extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Corporation or NAT US, as the case may be, all without notice to or consent of the Debentureholders or the Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders.

5.16   Additional Indebtedness

          This Indenture does not restrict the Corporation or NAT US from incurring additional indebtedness for borrowed money or other obligations or liabilities (including Senior Indebtedness) or mortgaging, pledging or charging its properties to secure any indebtedness or obligations or liabilities.

5.17   Right of Debentureholder to Convert Not Impaired

          The subordination of the Debentures to the Senior Indebtedness and the provisions of this Article 5 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 6.

5.18   Invalidated Payments

          In the event that any of the Senior Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Senior Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article 5 shall be reinstated and the provisions of this Article 5 shall again be operative until all Senior Indebtedness is repaid in full, provided that such reinstatement shall not give the Senior Creditors any rights or recourses against the Trustee or the Debentureholders for amounts paid to the Debentureholders subsequent to such payment or satisfaction in full and prior to such reinstatement.

CONVERTIBLE DEBENTURE INDENTURE

5.19   Contesting Security

          The Trustee, for itself and on behalf of the Debentureholders, agrees that it shall not contest or bring into question the validity, perfection or enforceability of any of the Senior Indebtedness, the Senior Security, or the relative priority of the Senior Security.

5.20   Subordination to Security Interest

          The Corporation hereby grants to the Trustee, for the benefit of the Trustee and the Debentureholders, and the Security Interest priority over any interest, lien, claim, encumbrance, mortgage, charge, or security interest that the Corporation may now or hereafter have in or to the Secured Assets such that the Security Interest shall have a prior claim to the Secured Assets. The Corporation hereby postpones all its right, title and interest in and to the Secured Assets with and to the intent that the interest of the Corporation therein and thereto shall be subordinate to and shall rank subsequent and subject in all respects to the rights of the Trustee in and to the Secured Assets. The priorities and postponements granted herein shall be effective notwithstanding the respective dates of crystallization of any security, the priorities or rights that might otherwise apply at law or by virtue of the respective dates or times of execution, registration, attachment, perfection, default or enforcement of the respective security or any notice or filing with respect thereto, any priority granted by any principle of law or any statute, including any legislation dealing with personal property security, and the order of any bankruptcy court having jurisdiction over NAT US or the Secured Assets.

ARTICLE 6
CONVERSION OF DEBENTURES

6.1     Applicability of Article

          Any Debentures issued hereunder of any series which by their terms are convertible (subject, however, to any applicable restriction of the conversion of Debentures of such series) will be convertible into Common Shares or other securities of the Corporation, at such conversion rate or rates, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and shall have been expressed in this Indenture (including Sections 2.4(f), 2.4(h) and 3.7 hereof), in such Debentures, in an Officers’ Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

          Such right of conversion shall extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Common Shares shall be adjusted for in the manner provided in Section 6.6.

CONVERTIBLE DEBENTURE INDENTURE

6.2     Notice of Expiry of Conversion Privilege

          Notice of the expiry of the conversion privileges of the Debentures shall be given by or on behalf of the Corporation, not more than 60 days and not less than 30 days prior to the date fixed for the Time of Expiry, in the manner provided in Section 12.2.

6.3     Revival of Right to Convert

          If the redemption of any Debenture called for redemption by the Corporation is not made or the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer by the Corporation to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Corporation’s offer, respectively.

6.4     Manner of Exercise of Right to Convert

(a)

The holder of a Debenture desiring to convert such Debenture in whole or in part into Common Shares shall surrender such Debenture to the Trustee at its principal office in the City of Vancouver, British Columbia together with the conversion notice attached hereto as Schedule “D” or any other written notice in a form satisfactory to the Trustee, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising his right to convert such Debenture in accordance with the provisions of this Article 6; provided that with respect to a Global Debenture, the obligation to surrender a Debenture to the Trustee shall be satisfied if the Trustee makes notation on the Global Debenture of the principal amount thereof so converted and the Trustee is provided with all other documentation which it may request. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee(s) or assignee(s) shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified in Section 6.4(b)) as the holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions of this Article 6 and, as soon as practicable thereafter, the Corporation shall deliver to such Debentureholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Common Shares.

(b)

For the purposes of this Article, a Debenture shall be deemed to be surrendered for conversion on the date (herein called the “Date of Conversion”) on which it is so surrendered when the register of the Trustee is open and in accordance with the provisions of this Article 6 or, in the case of a Global Debenture which the Trustee received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Trustee at one of its offices specified in Section 6.4(a); provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares or Debentures is closed, the person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

CONVERTIBLE DEBENTURE INDENTURE

(c)

Any part, being $1,000 or an integral multiple thereof, of a Debenture in a denomination in excess of $1,000 may be converted as provided in this Article 6 and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such parts.

(d)

The holder of any Debenture of which only a part is converted shall, upon the exercise of his right of conversion surrender such Debenture to the Trustee in accordance with Section 6.4(a), and the Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered or, with respect to a Global Debenture, the Trustee shall make notations on the Global Debentures of the principal amount thereof so converted.

(e)

Holders converting Debentures shall receive accrued and unpaid interest thereon from the period of the last Interest Payment Date prior to the Date of Conversion to the date that is one Business Day prior to the Date of Conversion. The Common Shares issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Common Shares pursuant to Section 6.4(b), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

6.5     Adjustment of Conversion Price

          Subject to the requirements of the TSXV, the Conversion Price in effect at any date shall be subject to adjustment from time to time as set forth below.

(a)

If and whenever at any time prior to the Time of Expiry the Corporation shall (i) subdivide or redivide the outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iii) issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend in the ordinary course, distribution (other than the issue of Common Shares to holders of Common Shares who have elected to receive dividends or distributions in the form of Common Shares in lieu of cash dividends or cash distributions paid in the ordinary course on the Common Shares), or otherwise, the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a dividend or distribution, as the case may be, shall in the case of any of the events referred to in (i) and (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or dividend, or shall, in the case of any of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this Section 6.5(a) shall occur. Any such issue of Common Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Common Shares under subsections (c) and (d) of this Section 6.5.

CONVERTIBLE DEBENTURE INDENTURE

(b)

If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the payment of a cash dividend or distribution to the holders of all or substantially all of the outstanding Common Shares in respect of any Applicable Period, the Conversion Price shall be adjusted immediately after such record date so that it shall be equal to the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the denominator shall be the Current Market Price per Common Share on such record date and of which the numerator shall be the Current Market Price per Common Share on such record date minus the amount in cash per Common Share distributed to holders of Common Shares, provided that the Conversion Price so adjusted is not less than $2.58, which represents the volume weighted average trading price of the Common Shares on the TSXV for the five consecutive trading days prior to and including August 23, 2012, the date the Offering was announced, less the maximum permitted discount pursuant to the policies of the TSXV. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such cash dividend or distribution is not paid, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

(c)

If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price of a Common Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case may be.

CONVERTIBLE DEBENTURE INDENTURE

(d)

If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Section 6.5(a) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Corporation with or into any other Person or other entity or acquisition of the Corporation or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Corporation) or other entity or a liquidation, dissolution or winding-up of the Corporation, any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall, subject to the immediately following paragraph, be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Corporation or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding- up, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. If determined appropriate by the Board of Directors, to give effect to or to evidence the provisions of this Section 6.5(d), the Corporation, its successor, or such purchasing Person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any cash, shares or other securities or property to which a holder of Debentures is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Trustee pursuant to the provisions of this Section 6.5(d) shall be a supplemental indenture entered into pursuant to the provisions of Article 14. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing Person or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 6.5(d) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, share exchanges, acquisitions, combinations, sales or conveyances. For greater certainty, nothing in this Section 6.5(d) shall affect or reduce the requirement for any Person to make a Change of Control Purchase Offer or any payment in connection therewith in accordance with Section 2.4, and notice of any transaction to which this Section 6.5(d) applies shall be given in accordance with Section 6.10.

CONVERTIBLE DEBENTURE INDENTURE

Notwithstanding any other provision in this Indenture or in the form of any Debenture, if a holder would otherwise become entitled to receive, upon conversion of a Debenture, any property or securities (herein, “Ineligible Consideration”) that would not constitute prescribed securities for the purposes of Section 212(1)(b)(vii)(E) of the Tax Act as it applied on December 31, 2007 (“Prescribed Securities”), such holder shall not be entitled to receive such Ineligible Consideration upon conversion of the Debenture, but shall instead be entitled to receive Prescribed Securities of the Corporation (or a successor, as the case may be) with a fair market value equal to the fair market value of such Ineligible Consideration, as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officer’s Certificate delivered to the Trustee); provided, however, that the Corporation or a successor, as the case may be, shall have the right (at the sole option of the Corporation or the successor, as the case may be) but not the obligation to deliver such Ineligible Consideration to the holder upon the conversion of the Debenture in lieu of such Prescribed Securities. At least 30 days prior to the effective date of a transaction that would otherwise cause holders of Debentures to become entitled to receive Ineligible Consideration upon a conversion of the Debentures, the Corporation will give notice to such holders of the consideration into which the Debentures will be convertible following such transaction.

(e)

If the Corporation shall make a distribution to all or substantially all of the holders of Common Shares of shares in the capital of the Corporation, other than Common Shares, or evidences of indebtedness or other assets of the Corporation, including securities (but excluding (x) any issuance of rights or warrants for which an adjustment was made pursuant to Section 6.5(c) and (y) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 6.5(b)) (the “Distributed Securities”), then in each such case (unless the Corporation at its option chooses to distribute such Distributed Securities to the holders of Debentures on such dividend or distribution date (as if each holder had converted such Debenture into Common Shares immediately preceding the record date with respect to such distribution)) the Conversion Price in effect immediately preceding the record date fixed for the dividend or distribution shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately preceding such record date by a fraction of which the denominator shall be the Current Market Price for the Common Shares immediately prior to the record date and of which the numerator shall be the Current Market Price per Common Share on such record date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee, all subject to the approval of the TSXV) on such record date of the portion of the Distributed Securities so distributed applicable to one Common Share (determined on the basis of the number of Common Shares outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

CONVERTIBLE DEBENTURE INDENTURE

Notwithstanding the foregoing, if the securities distributed by the Corporation to all holders of its Common Shares consist of capital stock of, or similar equity interests in, a Subsidiary or other business of the Corporation (the “Spinoff Securities”), the Conversion Price shall be adjusted, unless the Corporation at its option chooses to make an equivalent distribution to the holders of Debentures, so that the same shall be equal to the rate determined by multiplying the Conversion Price in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the sum of (A) the weighted average trading price of one Common Share over the 20 consecutive trading day period (the “Spinoff Valuation Period”) commencing on and including the fifth trading day after the date on which ex-dividend trading commences for such distribution on the TSXV, or such other national or regional exchange or market on which the Common Shares are then listed or quoted and (B) the product of (i) the weighted average trading price (calculated in substantially the same way as the Current Market Price is calculated for the Common Shares) over the Spinoff Valuation Period of the Spinoff Securities or, if no such prices are available, the fair market value of the Spinoff Securities as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officers’ Certificate delivered to the Trustee but shall be subject to the approval of the TSXV) multiplied by (ii) the number of Spinoff Securities distributed in respect of one Common Share and the numerator of which shall be the weighted average trading price of one Common Share over the Spinoff Valuation Period, such adjustment to become effective immediately preceding the opening of business on the 25th trading day after the date on which ex-dividend trading commences; provided, however, that the Corporation may in lieu of the foregoing adjustment elect to make adequate provision so that each holder of Debentures shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such holder of Debentures would have received if such Debentures had been converted on the record date with respect to such distribution.

CONVERTIBLE DEBENTURE INDENTURE

(f)

In any case in which this Section 6.5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 6.5(f), have become the holder of record of such additional Common Shares pursuant to Section 6.4(b).

(g)

The adjustments provided for in this Section 6.5 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 6.5, provided that, notwithstanding any other provision of this Section 6.5, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section 6.5(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(h)	For the purpose of calculating the number of Common Shares outstanding, Common Shares owned by or for the benefit of the Corporation shall not be counted.

(i)

In the event of any question arising with respect to the adjustments provided in this Section 6.5, such question shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Trustee and the Debentureholders.

(j)

In case the Corporation shall take any action affecting the Common Shares other than action described in this Section 6.5, which in the opinion of the Board of Directors, would materially affect the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time, by action of the Board of Directors, subject to the prior written consent of the TSXV or such other exchange on which the Debentures are then listed, as the Board of Directors in their sole discretion may determine to be equitable in the circumstances. Failure of the directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

CONVERTIBLE DEBENTURE INDENTURE

(k)

Subject to the prior written consent of the TSXV or such other exchange on which the Debentures are then listed, no adjustment in the Conversion Price shall be made in respect of any event described in Sections 6.5(a), 6.5(b), 6.5(c) or 6.5(e) other than the events described in Section 6.5(a)(i) or (a)(ii) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.

(l)

Except as stated above in this Section 6.5, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of Common Shares at less than the Current Market Price for such Common Shares on the date of issuance or the then applicable Conversion Price.

6.6     No Requirement to Issue Fractional Common Shares

          The Corporation shall not be required to issue fractional Common Shares upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the conversion of any principal amount of Debentures, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the fractional interest which would have been issuable multiplied by the Current Market Price, provided, however, that the Corporation shall not be required to make any payment of less than $5.00.

6.7     Corporation to Reserve Common Shares

          The Corporation covenants with the Trustee that it will at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue upon conversion of Debentures as in this Article 6 provided, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Corporation covenants with the Trustee that all Common Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

6.8     Cancellation of Converted Debentures

          Subject to the provisions of Section 6.4 as to Debentures converted in part, all Debentures converted in whole or in part under the provisions of this Article 6 shall be forthwith delivered to and cancelled by the Trustee and no Debenture shall be issued in substitution for those converted.

6.9     Certificate as to Adjustment

          The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.5, deliver an Officers’ Certificate to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation) and shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Debentureholders in the manner provided in Section 12.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Corporation has given notice under this Section 6.9 covering all the relevant facts in respect of such event and if the Trustee approves, no such notice need be given under this Section 6.9.

CONVERTIBLE DEBENTURE INDENTURE

6.10   Notice of Special Matters

          The Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee, and to the Debentureholders in the manner provided in Section 12.2, of its intention to fix a record date for any event referred to in Sections 6.5(a), 6.5(b), 6.5(c) or 6.5(e) (other than the subdivision, redivision, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date.

          In addition, the Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee, and to the Debentureholders in the manner provided in Section 12.2, at least 40 days prior to the effective date of any transaction referred to in Section 6.5(d) stating the consideration into which the Debentures will be convertible after the effective date of such transaction.

6.11   Protection of Trustee

          Subject to Section 13.3, the Trustee:

(a)

shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)

shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

CONVERTIBLE DEBENTURE INDENTURE

(c)

shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article 6.

6.12   U.S. Legend on Common Shares

          Each certificate representing Common Shares issued to a U.S. Person, a person in the United States, or for the account or benefit of a U.S. Person or a person in the United States, upon conversion of Debentures shall have imprinted or otherwise reproduced thereon such legend or legends in substantially the form of Schedule “D” attached hereto.

ARTICLE 7
COVENANTS OF THE CORPORATION

7.1     To Pay Principal, Premium (if any) and Interest

          The Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of, premium (if any) and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures.

7.2     To Pay Trustee’s Remuneration

          The Corporation will pay the Trustee reasonable remuneration for its services as Trustee hereunder and will repay to the Trustee on demand all monies which shall have been paid by the Trustee in connection with the execution of the trusts hereby created and such monies including the Trustee’s remuneration, shall be payable out of any funds coming into the possession of the Trustee in priority to payment of any principal of the Debentures or interest or premium thereon. Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

7.3     To Give Notice of Default

          The Corporation shall notify the Trustee immediately upon obtaining knowledge of any Event of Default hereunder.

7.4     Preservation of Existence, etc.

          Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a business-like manner and in accordance with good business practices; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights.

CONVERTIBLE DEBENTURE INDENTURE

7.5     Keeping of Books

          The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with generally accepted accounting principles.

7.6     Certificate of Compliance

          The Corporation shall deliver to the Trustee, within 120 days after the end of each calendar year or at any other time within one Business Day of receipt of a request from the Trustee, an Officers’ Certificate as to the knowledge of such officers of the Corporation who execute the Officers’ Certificate of the Corporation’s compliance with all conditions and covenants in this Indenture certifying that after reasonable investigation and inquiry, the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which could, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.

7.7     Performance of Covenants by Trustee

          If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Trustee may notify the Debentureholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Debentureholders. All sums so expended or advanced by the Trustee shall be repayable as provided in Section 7.2. No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Corporation of any default hereunder.

7.8     SEC Notice

          The Corporation confirms that it has a class of securities registered pursuant to Section 12 of the U.S. Securities Exchange Act or has a reporting obligation pursuant to Section 15(d) of the U.S. Securities Exchange Act and has provided the Trustee with an Officers’ Certificate (in a form provided by the Trustee) certifying such reporting obligation and other information as requested by the Trustee. The Corporation covenants that in the event that any such registration or reporting obligation shall be terminated by the Corporation in accordance with the U.S. Securities Exchange Act, the Corporation shall promptly notify the Trustee of such termination and such other information as the Trustee may require at the time. The Corporation acknowledges that Computershare is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

7.9     No Dividends on Common Shares if Event of Default

          The Corporation shall not declare or pay any dividend to the holders of its issued and outstanding Common Shares after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist.

CONVERTIBLE DEBENTURE INDENTURE

7.10   Maintain Listing

          The Corporation will use reasonable commercial efforts to maintain the listing of the Common Shares and the Debentures on the TSXV, and to maintain the Corporation’s status as a “reporting issuer” not in default of the requirements of the Applicable Securities Legislation; provided that the foregoing covenant shall not prevent or restrict the Corporation from carrying out a transaction to which Article 10 would apply if carried out in compliance with Article 10 even if as a result of such transaction the Corporation ceases to be a “reporting issuer” in all or any of the provinces of Canada or the Common Shares or Debentures cease to be listed on the TSXV or any other stock exchange.

7.11   Use of Proceeds

          The Corporation shall only use the net proceeds from the issuance of the Debentures as set forth in the Prospectus and for no other purpose whatsoever.

7.12   Covenants as to Security

          The Corporation will, and will cause NAT US to:

(a)

ensure that each of the Security Documents will at all times constitute valid and perfected first ranking security on the Secured Assets, subject only to Permitted Priority Encumbrances, and at all times take all actions necessary or desirable to create, perfect and maintain the Security Interests granted pursuant to the Security Documents as perfected first ranking security over the Secured Assets, subject only to Permitted Priority Encumbrances;

(b)

at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such acts, deeds, mortgages, hypothecs, transfers, assignments and assurances in law (including consents, approvals or waivers from third parties under applicable documents or applicable legislation) as may be necessary or desirable to ensure that the Trustee (for itself and the Debentureholders) has a first priority (subject only to Permitted Priority Encumbrances) and perfected Security Interest upon the Secured Assets;

(c)

cause all necessary and proper steps to be taken diligently to protect and defend the Secured Assets and the proceeds thereof against any adverse claims or demands, including without limitation, the employment or use of counsel for the prosecution or defence of litigation and the contest, settlement, release or discharge of any such claim or demand; and

(d)

if the Security Interests created by the Security Documents shall have become enforceable and the Trustee shall have become bound to enforce or has commenced enforcing the same, it shall from time to time execute and do all such assurances and things as the Trustee may reasonably require for facilitating the realization of the Security Interests created by the Security Documents and for exercising all the powers, authorities and discretions conferred upon the Trustee under this Indenture and for confirming to any purchaser of the Secured Assets, whether sold by the Trustee hereunder or by judicial proceedings, the title to the Secured Assets so sold, and will give all notices and directions as the Trustee may consider expedient.

CONVERTIBLE DEBENTURE INDENTURE

ARTICLE 8
DEFAULT

8.1     Events of Default

          Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a)	failure for 15 days to pay interest on the Debentures when due;

(b)	failure to pay principal or premium, if any, when due on the Debentures whether at maturity, upon redemption, by declaration or otherwise;

(c)	default in the delivery, when due, of all cash and any Common Shares or other consideration, if any, payable on conversion with respect to the Debentures, which default continues for 15 days;

(d)

default in the observance or performance of any covenant or condition of the Indenture by the Corporation, or of the NAT US Guaranty and Security Agreement by NAT US, and the failure to cure (or obtain a waiver for) such default for a period of 60 days after notice in writing has been given by the Trustee or from holders of not less than 66-2/3% in aggregate principal amount of the Debentures to the Corporation specifying such default and requiring the Corporation or NAT US, as applicable, to rectify such default or obtain a waiver for same;

(e)

if a decree or order of a Court having jurisdiction is entered adjudging the Corporation or NAT US a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation or NAT US, or appointing a receiver of, or of any substantial part of, the property of the Corporation or the Secured Assets or ordering the winding-up or liquidation of either one’s, and any such decree or order continues unstayed and in effect for a period of 60 days;

(f)

if the Corporation or NAT US institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Corporation or the Secured Assets or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

CONVERTIBLE DEBENTURE INDENTURE

(g)

if a resolution is passed for the winding-up or liquidation of the Corporation or NAT US except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 10.1 are duly observed and performed;

then in each and every such event listed above, the Trustee may, in its discretion, and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding, subject to the provisions of Section 8.3, by notice in writing to the Corporation declare the principal of and interest and premium, if any, on all Debentures then outstanding and all other monies outstanding hereunder to be due and payable and the same shall thereupon forthwith become immediately due and payable to the Trustee, and upon such amounts becoming due and payable, the Corporation shall forthwith pay to the Trustee for the benefit of the Debentureholders such principal, accrued and unpaid interest and premium, if any, and interest on amounts in default on such Debenture and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal, interest, premium and such other monies from the date of such declaration or event until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the manner mentioned in and according to the tenor of the Debentures. Such payment when made shall be deemed to have been made in discharge of the Corporation’s obligations hereunder and any monies so received by the Trustee shall be applied in the manner provided in Section 8.6.

For greater certainty, for the purposes of this Section 8.1, a series of Debentures shall be in default in respect of an Event of Default if such Event of Default relates to a default in the payment of principal, premium, if any, or interest on the Debentures of such series in which case references to Debentures in this Section 8.1 refer to Debentures of that particular series.

For purposes of this Article 8, where the Event of Default refers to an Event of Default with respect to a particular series of Debentures as described in this Section 8.1, then this Article 8 shall apply mutatis mutandis to the Debentures of such series and references in this Article 8 to the Debentures shall mean Debentures of the particular series and references to the Debentureholders shall refer to the Debentureholders of the particular series, as applicable.

8.2     Notice of Events of Default

          If an Event of Default shall occur and be continuing the Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 12.2, provided that notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Debentures then outstanding, the Trustee shall not be required to give such notice if the Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Corporation in writing.

CONVERTIBLE DEBENTURE INDENTURE

8.3	Waiver of Default

Upon the occurrence of any Event of Default hereunder:

(a)

the holders of the Debentures shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of more than 50% of the principal amount of Debentures then outstanding, to instruct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to Section 8.1 and the Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the non-observance or non-performance by the Corporation of any covenant applicable only to one or more series of Debentures, then the holders of more than 50% of the principal amount of the outstanding Debentures of that series shall be entitled to exercise the foregoing power and the Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures; and

(b)

the Trustee, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable.

          No such act or omission either of the Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

8.4     Enforcement by the Trustee

(a)

Subject to the provisions of Section 8.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders, if the Corporation shall fail to pay to the Trustee, forthwith after the same shall have been declared (or have been deemed to be declared) to be due and payable under Section 8.1, the principal of and premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

CONVERTIBLE DEBENTURE INDENTURE

(b)

The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 8.3, nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

(c)

The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

(d)

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

CONVERTIBLE DEBENTURE INDENTURE

8.5     No Suits by Debentureholders

          No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder; and (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 66-2/3% in principal amount of the Debentures then outstanding shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Debentureholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Trustee shall have failed to act within a reasonable time after such notification, request, receipt of sufficient funds, security and offer of indemnity and such notification, request, receipt of sufficient funds, security and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures.

8.6     Application of Monies by Trustee

          Except as herein otherwise expressly provided, any monies received by the Trustee from the Corporation pursuant to the foregoing provisions of this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Trustee available for such purpose, as follows:

(a)

first, if and to the extent that the Debenture Trustee deems it in the interest of the Debentureholders generally, in payment of all liens, Security Interests and other encumbrances (if any) on the Secured Assets ranking or capable of ranking in priority to the Security Interest granted pursuant to the Security Documents or to keep in good standing any such prior encumbrances, including without limitation the Senior Security (if applicable);

(b)

second, in payment or in reimbursement to the Trustee or the Receiver of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee or the Receiver in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(c)

third, but subject as hereinafter in this Section 8.6 provided, in payment, rateably and proportionately to the holders of Debentures, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

CONVERTIBLE DEBENTURE INDENTURE

(d)	fourth, in payment of the amount owing on any mortgages, charges, liens, Security Interests and other encumbrances ranking junior to the Security Interest pursuant to the Security Documents; and

(e)	fifth, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to clause (iii) above in respect of the principal, premium, if any, or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Debenture pledged for value and in good faith to a person other than the Corporation or any Subsidiary but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

8.7     Notice of Payment by Trustee

          Not less than 15 days’ notice shall be given in the manner provided in Section 12.2 by the Trustee to the Debentureholders of any payment to be made under this Article 8. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

8.8     Trustee May Demand Production of Debentures

          The Trustee shall have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation and such surety bond being posted, as the Trustee shall deem sufficient.

8.9     Remedies Cumulative

          No remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.10   Judgment Against the Corporation

          The Corporation covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Trustee as trustee for the Debentureholders for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other monies owing hereunder.

CONVERTIBLE DEBENTURE INDENTURE

8.11   Immunity of Directors, Officers and Others

          The Debentureholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, director or employee of the Corporation or holder of Common Shares of the Corporation or of any successor for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Debentures.

ARTICLE 9
SATISFACTION AND DISCHARGE

9.1     Cancellation and Destruction

          All Debentures shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Corporation, the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

9.2     Non-Presentation of Debentures

          In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal of, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(a)	the Corporation shall be entitled to pay or deliver to the Trustee and direct it to set aside; or

(b)

in respect of monies or Common Shares in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Corporation shall be entitled to direct the Trustee to set aside; or

if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside, the principal, premium (if any) or the interest, as the case may be, in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal of, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such monies have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 9.3.

CONVERTIBLE DEBENTURE INDENTURE

9.3     Repayment of Unclaimed Monies

          Subject to applicable law, any monies set aside under Section 9.2 and not claimed by and paid to holders of Debentures as provided in Section 9.2 within six years after the date of such setting aside shall be repaid and delivered to the Corporation by the Trustee and thereupon the Trustee shall be released from all further liability with respect to such monies and thereafter the holders of the Debentures in respect of which such monies were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of the monies from the Corporation subject to any limitation provided by the laws of the Province of British Columbia.

9.4     Discharge

          The Trustee shall at the written request of the Corporation release and discharge this Indenture and the Security Documents and the Security Interest constituted thereby and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of, premium (if any) and interest (including interest on amounts in default, if any), on all the Debentures and all other monies payable hereunder have been paid, satisfied or delivered or that all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

9.5     Satisfaction

(a)

The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures of any series and the Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures or all of the outstanding Debentures of any series, as applicable:

(i)

the Corporation has deposited or caused to be deposited with the Trustee as trust funds or property in trust for the purpose of making payment on such Debentures, an amount in money or Common Shares, if applicable, sufficient to pay, satisfy and discharge the entire amount of principal of, premium, if any, and interest, if any, to maturity, or any repayment date or Redemption Dates, or any Change of Control Purchase Date, or upon conversion or otherwise as the case may be, of such Debentures;

	(ii)	the Corporation has deposited or caused to be deposited with the Trustee as trust property in trust for the purpose of making payment on such Debentures:

(A)

if the Debentures are issued in Canadian dollars, such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or Common Shares, if applicable; or

CONVERTIBLE DEBENTURE INDENTURE

(B)

if the Debentures are issued in a currency or currency unit other than Canadian dollars, cash in the currency or currency unit in which the Debentures are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency or currency unit in which the Debentures are payable, as will, together with the income to accrue thereon and reinvestment thereof, be sufficient to pay and discharge the entire amount of principal of, premium, if any, and accrued and unpaid interest to maturity or any repayment date, as the case may be, of all such Debentures; or

(iii)

all Debentures authenticated and delivered (other than (A) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9 and (B) Debentures for whose payment has been deposited in trust and thereafter repaid to the Corporation as provided in Section 9.3) have been delivered to the Trustee for cancellation;

so long as in any such event:

(iv)

the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Trustee for the payment of all other sums payable or which may be payable with respect to all of such Debentures (together with all applicable expenses of the Trustee in connection with the payment of such Debentures); and

(v)

the Corporation has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.

Any deposits with the Trustee referred to in this Section 9.5 shall be irrevocable, subject to Section 9.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and which provides for the due and punctual payment of the principal of, premium, if any, and interest on the Debentures being satisfied.

(b)

Upon the satisfaction of the conditions set forth in this Section 9.5 with respect to all the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2 and Article 4 and the provisions of Article 1 pertaining to Article 2 and Article 4) shall no longer be binding upon or applicable to the Corporation.

CONVERTIBLE DEBENTURE INDENTURE

(c)	Any funds or obligations deposited with the Trustee pursuant to this Section 9.5 shall be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.

(d)

If the Trustee is unable to apply any money or securities in accordance with this Section 9.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 9.5 until such time as the Trustee is permitted to apply all such money or securities in accordance with this Section 9.5, provided that if the Corporation has made any payment in respect of principal of, premium, if any, or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Trustee.

9.6	Continuance of Rights, Duties and Obligations

(a)

Where trust funds or trust property have been deposited pursuant to Section 9.5, the holders of Debentures and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Article 2 and Article 4.

(b)

In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5 in respect of a series of Debentures (the “Defeased Debentures”), any holder of any of the Defeased Debentures from time to time converts its Debentures to Common Shares or other securities of the Corporation in accordance with Section 2.4(f) (in respect of Initial Debentures or the comparable provision of any other series of Debentures), Article 6 or any other provision of this Indenture, the Trustee shall upon receipt of a Written Direction of the Corporation return to the Corporation from time to time the proportionate amount of the trust funds or other trust property deposited with the Trustee pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures so converted (which amount shall be based on the applicable principal amount of the Defeased Debentures being converted in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

(c)

In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5, the Corporation is required to make a Change of Control Purchase Offer to purchase any outstanding Debentures pursuant to Section 2.4(h) (in respect of Initial Debentures or the comparable provision of any other series of Debentures), in relation to Initial Debentures or to make an offer to purchase Debentures pursuant to any other similar provisions relating to any other series of Debentures, the Corporation shall be entitled to use any trust money or trust property deposited with the Trustee pursuant to Section 9.5 for the purpose of paying to any holders of Defeased Debentures who have accepted any such offer of the Corporation the Total Offer Price payable to such holders in respect of such Change of Control Purchase Offer in respect of Initial Debentures (or the total offer price payable in respect of an offer relating to any other series of Debentures). Upon receipt of a Written Direction from the Corporation, the Trustee shall be entitled to pay to such holder from such trust money or trust property deposited with the Trustee pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures held by such holders who have accepted any such offer to the Corporation (which amount shall be based on the applicable principal amount of the Defeased Debentures held by accepting offerees in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

CONVERTIBLE DEBENTURE INDENTURE

ARTICLE 10
SUCCESSORS

10.1   Corporation may Consolidate, Etc., Only on Certain Terms

(a)

The Corporation may not, without the consent of the holders, consolidate with or amalgamate or merge with or into any Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation) or sell, convey, transfer or lease all or substantially all of the properties and assets of the Corporation to another Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation) unless:

(i)

the Person formed by such consolidation or into which the Corporation is amalgamated or merged, or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties and assets of the Corporation is a corporation, organized and existing under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof and such corporation (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Corporation under the Debentures and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Debentures required on the part of the Corporation to be performed or observed and the conversion rights shall be provided for in accordance with Article 6, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) formed by such consolidation or into which the Corporation shall have been merged or by the Person which shall have acquired the Corporation’s assets;

CONVERTIBLE DEBENTURE INDENTURE

(ii)	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)

if the Corporation or the continuing corporation resulting from the amalgamation or merger of the Corporation with another Person under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof will not be the resulting, continuing or surviving corporation, the Corporation shall have, at or prior to the effective date of such consolidation, amalgamation, merger or sale, conveyance, transfer or lease, delivered to the Trustee an Officers’ Certificate and an opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)

For purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties or assets of one or more Subsidiaries of the Corporation (other than to the Corporation or another wholly-owned Subsidiary of the Corporation), which, if such properties or assets were directly owned by the Corporation, would constitute all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation.

10.2   Successor Substituted

          Upon any consolidation of the Corporation or the Trustee with, or amalgamation or merger of the Corporation or the Trustee into, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, in accordance with Section 10.1, the successor Person formed by such consolidation or into which the Corporation or the Trustee is amalgamated or merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation or the Trustee, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Corporation or the Trustee, as the case may be, herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture entered into pursuant to Section 10.1(a)(iii), the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.

CONVERTIBLE DEBENTURE INDENTURE

ARTICLE 11
MEETINGS OF DEBENTUREHOLDERS

11.1   Right to Convene Meeting

          The Trustee or the Corporation may at any time and from time to time, and the Trustee shall, on receipt of a Written Direction of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Trustee failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Vancouver, British Columbia or at such other place as may be approved or determined by the Trustee.

11.2   Notice of Meetings

(a)

At least 21 days’ notice of any meeting shall be given to the Debentureholders in the manner provided in Section 12.2 and a copy of such notice shall be sent by post to the Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

(b)

If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 11.15, especially affects the rights of holders of Debentures of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debentures of any other series are affected (determined as provided in Sections 11.2(c) and (d)), then:

(i)

a reference to such fact, indicating each series of Debentures in the opinion of the Trustee so especially affected (hereinafter referred to as the “especially affected series”) shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a “Serial Meeting”; and

(ii)

the holders of Debentures of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 11.15 unless in addition to compliance with the other provisions of this Article 11:

CONVERTIBLE DEBENTURE INDENTURE

(A)

at such Serial Meeting: (I) there are Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures then outstanding of such series, subject to the provisions of this Article 11 as to quorum at adjourned meetings; and (II) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66-2/3%) of the principal amount of the Debentures of such series then outstanding voted on the resolution; or

(B)

in the case of action taken or power exercised by instrument in writing under Section 11.15, such instrument is signed in one or more counterparts by the holders of not less than 66-2/3% in principal amount of the Debentures of such series then outstanding.

(c)

Subject to Section 11.2(d), the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 11.15, especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefore an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Debentureholders, the Trustee and the Corporation for all purposes hereof.

(d)	A proposal:

	(i)	to extend the maturity of Debentures of any particular series or to reduce the principal amount thereof, the rate of interest or redemption premium thereon or to impair any conversion right thereof;

	(ii)	to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding; or

	(iii)	to reduce with respect to Debentureholders of any particular series any percentage stated in this Section 11.2 or Sections 11.4, 11.12 or 11.15;

shall be deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.

11.3   Chairman

          Some person, who need not be a Debentureholder, nominated in writing by the Trustee shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in person or by proxy shall choose some person present to be chairman.

CONVERTIBLE DEBENTURE INDENTURE

11.4   Quorum

          Subject to the provisions of Section 11.12, at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures and, if the meeting is a Serial Meeting, at least 25% of the Debentures then outstanding of each especially affected series. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or by proxy shall, subject to the provisions of Section 11.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum is present at the commencement of business.

11.5   Power to Adjourn

          The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6   Show of Hands

          Every question submitted to a meeting shall, subject to Section 11.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him.

11.7   Poll

          On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures and of each especially affected series, if applicable, represented at the meeting and voted on the poll.

CONVERTIBLE DEBENTURE INDENTURE

11.8   Voting

          On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the holder. In the case of any Debenture denominated in a currency or currency unit other than Canadian dollars, the principal amount thereof for these purposes shall be computed in Canadian dollars on the basis of the conversion of the principal amount thereof at the applicable spot buying rate of exchange for such other currency or currency unit as reported by the Bank of Canada at the close of business on the Business Day preceding the meeting. Any fractional amounts resulting from such conversion shall be rounded to the nearest $100. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

11.9   Proxies

          A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative. The Corporation (in case it convenes the meeting) or the Trustee (in any other case) for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)

the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debentureholder;

(b)

the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)

the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, cabled, telegraphed or sent by other electronic means before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

CONVERTIBLE DEBENTURE INDENTURE

          Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

11.10 Persons Entitled to Attend Meetings

          The Corporation and the Trustee, by their respective officers and directors, the Auditors of the Corporation and the legal advisors of the Corporation, the Trustee or any Debentureholder may attend any meeting of the Debentureholders, but shall have no vote as such.

11.11 Powers Exercisable by Extraordinary Resolution

          In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in paragraphs (a), (b), (c), (d) and (1) to receipt of the prior approval of the TSXV or such other exchange on which the Debentures are then listed:

(a)

power to authorize the Trustee to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium, or interest, the payment of which is extended, is at the time due or overdue;

(b)

power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Trustee against the Corporation, or against its property, whether such rights arise under this Indenture or the Debentures or the Security Documents or otherwise;

(c)

power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Corporation and consented to by the Trustee, relying on an opinion of Counsel, such consent not to be unreasonably withheld, to authorize the Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission, and to consent to the assignment by the Corporation of its rights or obligations pursuant to any Security Document;

(d)

power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation, arrangement, combination or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 10.1 shall have been complied with;

CONVERTIBLE DEBENTURE INDENTURE

(e)

power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)

power to waive, and direct the Trustee to waive, any default hereunder and/or cancel any declaration made by the Trustee pursuant to Section 8.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)

power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

(h)

power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(i)

power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

(j)

power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)

power to remove the Trustee from office and to appoint a new Trustee or Trustees provided that no such removal shall be effective unless and until a new Trustee or Trustees shall have become bound by this Indenture;

CONVERTIBLE DEBENTURE INDENTURE

(l)

power to sanction the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures or other securities or obligations of the Corporation or of any other Person formed or to be formed;

(m)	power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of Section 11.11(l); and

(n)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to Section 11.11(j).

Except as otherwise provided in this Indenture, all other powers of and matters to be determined by the Debentureholders may be exercised or determined from time to time by Ordinary Resolution.

The expression “Ordinary Resolution” when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an ordinary resolution at a meeting of Debentureholders duly convened for the purpose and held in accordance with the provisions of this Article 11 at which a quorum of the Debentureholders is present and passed by the affirmative votes of Debentureholders present in person or represented by proxy at the meeting who hold more than 50% of the principal amount of the Debentures voted in respect of such resolution

Notwithstanding the foregoing provisions of this Section 11.11 none of such provisions shall in any manner allow or permit any amendment, modification, abrogation or addition to the provisions of Article 5 which could reasonably be expected to detrimentally affect the rights, remedies or recourse of the priority of the Senior Creditors.

11.12 Meaning of “Extraordinary Resolution”

(a)

The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are present in person or by proxy and passed by the favourable votes of the holders of not less than 66-2/3% of the principal amount of the Debentures, and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 66-2/3% of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll on such resolution.

(b)

If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures then outstanding and, if the meeting is a Serial Meeting, 25% of the principal amount of the Debentures then outstanding of each especially affected series, in each case are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 12.2. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66-2/3% of the principal amount of the Debentures and, if the meeting is a Serial Meeting, by the affirmative vote of the holders of not less than 66-2/3% of the principal amount of the Debentures of each especially affected series, in each case present or represented by proxy at the meeting voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in person or by proxy at such adjourned meeting.

CONVERTIBLE DEBENTURE INDENTURE

(c)	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

11.13 Powers Cumulative

          Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

11.14 Minutes

          Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

11.15 Instruments in Writing

          All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66-2/3% of the principal amount of all the outstanding Debentures and, if the meeting at which such actions might be taken would be a Serial Meeting, by the holders of 66-2/3% of the principal amount of the Debentures then outstanding of each especially affected series, by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

CONVERTIBLE DEBENTURE INDENTURE

11.16 Binding Effect of Resolutions

          Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 11.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

11.17 Evidence of Rights Of Debentureholders

(a)

Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

(b)	The Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

11.18 Concerning Serial Meetings

          If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 11.15, does not adversely affect the rights of the holders of Debentures of one or more series, the provisions of this Article 11 shall apply as if the Debentures of such series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series.

ARTICLE 12
NOTICES

12.1   Notice to Corporation

          Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at: 4420 Chatterton Way, Suite 305, Victoria, British Columbia, Canada, V8X 5ZJ2, Attention: Chief Financial Officer, and a copy delivered to McMillan LLP, 1055 West Georgia Street, Suite 1500, PO Box 11117, Vancouver, British Columbia, Canada, V6E 4N7, Attention: Thomas Wachowski, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Corporation may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

CONVERTIBLE DEBENTURE INDENTURE

12.2   Notice to Debentureholders

          All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

          If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in the city of Vancouver, British Columbia and each such publication to be made in a daily newspaper of general circulation in the designated city.

          Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

          All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any persons interested in such Debenture.

12.3   Notice to Trustee

          Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Trustee at: 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, Canada, V6C 3B9, Attention: Manager, Corporate Trust, Facsimile No: 604-661-9549 or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof.

12.4   Mail Service Interruption

          If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 12.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 12.3.

CONVERTIBLE DEBENTURE INDENTURE

ARTICLE 13
CONCERNING THE TRUSTEE

13.1   No Conflict of Interest

          The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest between the role of the Trustee as a fiduciary hereunder and its role in any other capacity but if, notwithstanding the provisions of this Section 13.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Debentures issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 13.2.

13.2   Replacement of Trustee

          The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation 90 days’ notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder the Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 13.2. The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debentureholders. Failing such appointment by the Corporation, the retiring Trustee or any Debentureholder may apply to an British Columbia Court, on such notice as such Court may direct at the Corporation’s expense, for the appointment of a new Trustee but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Trustee shall be effective only upon such new Trustee becoming bound by this Indenture. Any new Trustee appointed under any provision of this Section 13.2 shall be a corporation authorized to carry on the business of a trust company in all of the Provinces of Canada. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

          Any company into which the Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Trustee shall be a party, shall be the successor trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Corporation, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place.

CONVERTIBLE DEBENTURE INDENTURE

         Should any deed, conveyance or instrument in writing from the Corporation be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Corporation.

13.3   Duties of Trustee

          In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Debentureholders and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

13.4   Reliance Upon Declarations, Opinions, etc.

          In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 13.5, if applicable, and with any other applicable requirements of this Indenture. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Trustee may rely on an opinion of Counsel satisfactory to the Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation.

13.5   Evidence and Authority to Trustee, Opinions, etc.

          The Corporation shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Trustee in accordance with the terms of this Section 13.5, or (b) written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

          Such evidence shall consist of:

(a)	a certificate made by any two officers or directors of the Corporation, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)

in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

CONVERTIBLE DEBENTURE INDENTURE

(c)

in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Corporation whom the Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

          Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a trustee, officer or employee of the Corporation it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

         Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture shall include (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.

          The Corporation shall furnish or cause to be furnished to the Trustee at any time if the Trustee reasonably so requires, its certificate that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.

13.6   Officers’ Certificates Evidence

          Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officers’ Certificate.

CONVERTIBLE DEBENTURE INDENTURE

13.7   Experts, Advisers and Agents

          The Trustee may:

(a)

employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Corporation, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)

employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Corporation.

13.8   Trustee May Deal in Debentures

          Subject to Sections 13.1 and 13.3, the Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

13.9 I  nvestment of Monies Held by Trustee

          Unless otherwise provided in this Indenture, any monies held by the Trustee, which, under the trusts of this Indenture, may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of British Columbia, trustees are authorized to invest trust monies, provided that such securities are expressed to mature within two years or such shorter period selected to facilitate any payments expected to be made under this Indenture, after their purchase by the Trustee, and unless and until the Trustee shall have declared the principal of and interest on the Debentures to be due and payable, the Trustee shall so invest such monies at the Written Direction of the Corporation given in a reasonably timely manner. Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Trustee in any chartered bank of Canada or, with the consent of the Corporation, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any Province thereof at the rate of interest, if any, then current on similar deposits.

          Unless and until the Trustee shall have declared the principal of and interest on the Debentures to be due and payable, the Trustee shall pay over to the Corporation all interest received by the Trustee in respect of any investments or deposits made pursuant to the provisions of this Section.

CONVERTIBLE DEBENTURE INDENTURE

13.10 Trustee Not Ordinarily Bound

          Except as provided in Section 8.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 13.3, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 11, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

13.11 Trustee Not Required to Give Security

          The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

13.12 Trustee Not Bound to Act on Corporation’s Request

          Except as in this Indenture otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

13.13 Conditions Precedent to Trustee’s Obligations to Act Hereunder

         The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

          The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them for which Debentures the Trustee shall issue receipts.

CONVERTIBLE DEBENTURE INDENTURE

13.14 Authority to Carry on Business

          The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the provinces of Canada but if, notwithstanding the provisions of this Section 13.4, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any of the provinces of Canada, either become so authorized or resign in the manner and with the effect specified in Section 13.2.

13.15 Compensation and Indemnity

(a)

The Corporation shall pay to the Trustee from time to time compensation for its services hereunder as agreed separately by the Corporation and the Trustee, and shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under this Indenture shall be finally and fully performed. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(b)

The Corporation hereby indemnifies and saves harmless the Trustee and its directors, officers and employees from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against the Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder save only in the event of the gross negligence, wilful misconduct or fraud of the Trustee. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Trustee. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claim and the Trustee shall co-operate in the defence. The Trustee may have separate Counsel and the Corporation shall pay the reasonable fees and expenses of such Counsel. The Corporation need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Trustee or the discharge of this Indenture. Without limiting the generality of the foregoing and for greater certainty, the indemnity provided by the Corporation in favour of the Trustee pursuant to this Section 13.15(b) includes an indemnity in respect of any interest payments that are required to be made to non-residents of Canada pursuant to Section 2.15.

(c)	The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence, wilful misconduct or fraud.

CONVERTIBLE DEBENTURE INDENTURE

13.16 Acceptance of Trust

          The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

13.17 Third Party Interests

         Each party to this Indenture (in this paragraph referred to as a “representing party”) hereby represents to the Trustee that any account to be opened by, or interest to held by, the Trustee in connection with this Indenture, for or to the credit of such representing party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Trustee a declaration, in the Trustee’s prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.

13.18 Privacy Laws

          The parties acknowledge that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Indenture and other services that may be requested from to time;

(b)	to help the Trustee manage its servicing relationships with such individuals;

(c)	to meet the Trustee’s legal and regulatory requirements; and

(d)	if Social Insurance Numbers are collected by the Trustee, to perform tax reporting and to assist in verification of any individual’s identity for security purposes.

          Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Trustee shall make available on its website or upon request, including revisions thereto. The Trustee may transfer some of that personal information to service providers in the United States for data processing and/or storage. Further, each party agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to this Indenture unless that parry has assured itself that such individual understands and has consented to the aforementioned uses and discloses.

13.19 Force Majeure

          Neither the Trustee nor the Corporation shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

CONVERTIBLE DEBENTURE INDENTURE

13.20 Anti-Money Laundering

          The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment and acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment and acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ prior written notice sent to the Corporation or any shorter period of time as agreed to by the Corporation provided that:

(a)	the Trustee’s written notice shall describe the circumstances of such non- compliance; and

(b)	if such circumstances are rectified to the Trustee’s satisfaction within such 10-day period, then such resignation shall not be effective.

ARTICLE 14
SUPPLEMENTAL INDENTURES

14.1   Supplemental Indentures

          From time to time the Trustee and, when authorized by a resolution of the directors of Corporation, the Corporation, may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes, in each case, subject to the approval of the TSXV:

(a)	providing for the issuance of Additional Debentures under this Indenture;

(b)

adding to the covenants of the Corporation herein contained for the protection of the Debentureholders, or of the Debentures of any series, or providing for events of default, in addition to those herein specified;

(c)

making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Trustee relying on an opinion of Counsel will not be prejudicial to the interests of the Debentureholders;

(d)

evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

CONVERTIBLE DEBENTURE INDENTURE

(e)	giving effect to any Extraordinary Resolution passed as provided in Article 11; and

(f)	for any other purpose not inconsistent with the terms of this Indenture.

Unless the supplemental indenture requires the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, by Extraordinary Resolution, the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Corporation and the Trustee may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Debentures into the United States in order to ensure that such issuances can be made in accordance with applicable law in the United States without the consent or approval of the Debentureholders. Further, the Corporation and the Trustee may without the consent or concurrence of the Debentureholders or the holders of a particular series of Debentures, as the case may be, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Corporation provided for the issue of Debentures, providing that in the opinion of the Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby.

ARTICLE 15
EXECUTION AND FORMAL DATE

15.1   Execution

          This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

15.2   Formal Date

          For the purpose of convenience this Indenture may be referred to as bearing the formal date of September 20, 2012 irrespective of the actual date of execution hereof.

[The remainder of this page is intentionally blank.]

CONVERTIBLE DEBENTURE INDENTURE

IN WITNESS WHEREOF the parties hereto have executed this Convertible Debenture Indenture by the hands of their proper officers in that behalf.

NATURALLY ADVANCED TECHNOLOGIES INC.

By:	“Ken Barker”
Name: Ken Barker
Title: CEO

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	“Gabriel Ducharme”
Name: Gabriel Ducharme
Title: Corporate Trust Officer

By:	“Margarita Zubiran”
Name: Margarita Zubiran
Title: Associate Trust Officer

CONVERTIBLE DEBENTURE INDENTURE

SCHEDULE A – FORM OF DEBENTURE

[GLOBAL DEBENTURE LEGEND]

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO NATURALLY ADVANCED TECHNOLOGIES INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

TRANSFERS OF THIS DEBENTURE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CDS & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

[U.S. LEGEND]

THE SALE OF THIS DEBENTURE AND ANY COMMON SHARES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND ACCORDINGLY, THIS DEBENTURE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES FOR THE BENEFIT OF THE ISSUER (THE “COMPANY”) THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE DEBENTURES EVIDENCED HEREBY OR THE SHARES OF COMMON STOCK ISSUABLE UPON THEIR CONVERSION EXCEPT (A) TO THE COMPANY; (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE U.S. SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QIB AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN ACCORDANCE WITH RULE 144A (IF AVAILABLE); (C) UNDER AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE; (D) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT; (E) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (F) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT; PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C) OR (E) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM SATISFACTORY TO THE COMPANY MAY BE REQUIRED BY THE COMPANY PRIOR TO SUCH OFFER, SALE OR TRANSFER; AND IN THE CASE OF TRANSFERS PURSUANT TO (F) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM SATISFACTORY TO THE COMPANY WILL BE REQUIRED PRIOR TO SUCH OFFER, SALE OR TRANSFER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON A CANADIAN STOCK EXCHANGE.”

A - 1	CONVERTIBLE DEBENTURE INDENTURE

CUSIP <>
ISIN <>

No. [•]

NATURALLY ADVANCED TECHNOLOGIES INC.

(A corporation formed under the laws of British Columbia)

10% CONVERTIBLE SECURED DEBENTURES

NATURALLY ADVANCED TECHNOLOGIES INC. (the “Corporation”) for value received hereby acknowledges itself indebted and, subject to the provisions of the Debenture Indenture (the “Indenture”) dated as of September 20, 2012 between the Corporation and Computershare Trust Company of Canada (the “Trustee”), promises to pay to the registered holder hereof on September 30, 2017 or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture (any such date, the “Maturity Date”) the principal sum of [• ] Dollars [$•] in lawful money of Canada on presentation and surrender of this Initial Debenture at the main branch of the Trustee in Vancouver, British Columbia in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the rate of 10% per annum (based on a 365-day year and the actual number of days elapsed in that period), in like money, in arrears in equal (with the exception of the first interest payment which will include interest from September 20, 2012 as set forth below) semi-annual instalments on March 31 and September 30 in each year commencing on March 31, 2013 and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date) to fall due on the Maturity Date and, should the Corporation at any time make default in the payment of any principal, premium, if any, or interest, to pay interest on the amount in default at the same rate, in like money and on the same dates. For certainty, the first interest payment will include interest accrued from September 20, 2012 to, but excluding March 31, 2013. For the purposes of disclosure under the Interest Act (Canada), whenever interest is computed under this Initial Debenture on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate by multiplying such rate of interest by the actual number of days in such calendar year of calculation and dividing it by the number of days in the deemed year.

A - 2	CONVERTIBLE DEBENTURE INDENTURE

This Initial Debenture is one of the 10% Convertible Secured Debentures (referred to herein as the “Initial Debentures”) of the Corporation issued or issuable in one or more series under the provisions of the Indenture. The Initial Debentures authorized for issue immediately are limited to an aggregate principal amount of $10,000,000 in lawful money of Canada ($11,500,000 if the underwriter’s over-allotment option is exercised in full). Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Debentures are or are to be issued and held and the rights and remedies of the holders of the Initial Debentures and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Initial Debenture by acceptance hereof assents.

The Initial Debentures are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

Any part, being $1,000 or an integral multiple thereof, of the principal of this Initial Debenture, provided that the principal amount of this Initial Debenture is in a denomination in excess of $1,000, is convertible, at the option of the holder hereof, upon surrender of this Initial Debenture at the principal office of the Trustee in Vancouver, British Columbia, at any time prior to the close of business on the Maturity Date or, if this Initial Debenture is called for redemption on or prior to such date, then, to the extent so called for redemption, up to but not after the close of business on the last Business Day immediately preceding the date specified for redemption of this Initial Debenture, into Common Shares (without adjustment for interest accrued hereon or for dividends or distributions on Common Shares issuable upon conversion) at a conversion price of $2.90 (the “Conversion Price”) per Common Share, being a rate of approximately 344.8276 Common Shares for each $1,000 principal amount of Initial Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture. No Initial Debentures may be converted during the ten Business Days preceding and including March 31 and September 30 in each year, commencing March 31, 2013, as the registers of the Trustee will be closed during such periods. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion but in lieu thereof, the Corporation will satisfy such fractional interest by a cash payment equal to the market price of such fractional interest determined in accordance with the Indenture. Holders converting Debentures shall receive accrued and unpaid interest thereon from the period of the last Interest Payment Date prior to the Date of Conversion to the date that is one Business Day prior to the Date of Conversion. If a Debenture is surrendered for conversion on an Interest Payment Date or during the five preceding Business Days, the person or persons entitled to receive Common Shares in respect of the Debentures so surrendered for conversion shall not become the holder or holders of record of such Common Shares until the Business Day following such Interest Payment Date.

A - 3	CONVERTIBLE DEBENTURE INDENTURE

This Initial Debenture may be redeemed at the option of the Corporation on the terms and conditions set out in the Indenture at the redemption price therein and herein set out provided that this Initial Debenture is not redeemable before September 30, 2015, except in the event of the satisfaction of certain conditions after a Change of Control has occurred. On and after September 30, 2015 and at any time prior to the Maturity Date of the Initial Debentures, and provided that the Current Market Price of the Common Shares of the Corporation is at least 125% of the Conversion Price of the Initial Debentures, the Initial Debentures are redeemable at the option of the Corporation at a price equal to $1,000 per Initial Debenture plus accrued and unpaid interest and otherwise on the terms and conditions described in the Indenture.

Upon the occurrence of a Change of Control of the Corporation, the Corporation is required to make an offer to purchase all of the Initial Debentures at a price equal to 100% of the principal amount of such Initial Debentures plus accrued and unpaid interest (if any) up to, but excluding, the date the Initial Debentures are so repurchased (the “Change of Control Purchase Offer”). If 90% or more of the principal amount of all Debentures outstanding on the date the Corporation provides notice of a Change of Control to the Trustee have been tendered for purchase pursuant to the Change of Control Purchase Offer, the Corporation has the right to redeem all the remaining outstanding Initial Debentures on the same date and at the same price.

If an offer is made for the Initial Debentures which is a take-over bid for the Initial Debentures within the meaning of applicable Canadian securities laws and 90% or more of the principal amount of all the Initial Debentures (other than Initial Debentures held at the date of the offer by or on behalf of the Offeror, associates or affiliates of the Offeror or anyone acting jointly or in concert with the Offeror) are taken up and paid for by the Offeror, the Offeror will be entitled to acquire the Initial Debentures of those holders who did not accept the offer on the same terms as the Offeror acquired the first 90% of the principal amount of the Initial Debentures.

The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Corporation. Each Debenture of the same series of Debentures will rank pari passu with each other Debenture of the same series (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future indebtedness of the Corporation, other than Senior Indebtedness as set out in the Indenture.

The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture shall be guaranteed by NAT US with recourse under the guarantee limited to certain Secured Assets of NAT US as set out in the Indenture. NAT US shall provide a security interest over the Secured Assets as security for its guarantee obligations which shall rank in priority to all other indebtedness of NAT US except statutory preferred exceptions in accordance with the provisions of the Indenture.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.

A - 4	CONVERTIBLE DEBENTURE INDENTURE

The Indenture contains provisions disclaiming any personal liability on the part of holders of Common Shares and officers, directors and employees of the Corporation in respect of any obligation or claim arising out of the Indenture or this Debenture.

This Debenture and the Common Shares issuable upon conversion of this Debenture have not been and will not be registered under the United States Securities Act of 1933, as amended, or under the securities laws of any state of the United States. Each certificate representing Common Shares issued to a U.S. Person, a person in the United States, or for the account or benefit of a U.S. Person or a person in the United States upon conversion of this Debenture shall bear a U.S. restrictive legend.

This Initial Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in the City of Vancouver, British Columbia and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Trustee may designate. No transfer of this Initial Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation. Thereupon a new Initial Debenture or Initial Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

IN WITNESS WHEREOF NATURALLY ADVANCED TECHNOLOGIES INC. has caused this Debenture to be signed by its authorized representatives as of the 20th day of September, 2012.

NATURALLY ADVANCED TECHNOLOGIES INC.

By:
Name: •
Title: •

A - 5	CONVERTIBLE DEBENTURE INDENTURE

(FORM OF TRUSTEE’S CERTIFICATE)

This Initial Debenture is one of the 10% Convertible Secured Debentures due September 30, 2017 referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

By: _______________________________________________
                                    (Authorized Officer)

A - 6	CONVERTIBLE DEBENTURE INDENTURE

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Trustee or Registrar

A - 7	CONVERTIBLE DEBENTURE INDENTURE

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________, whose address and social insurance number, if applicable, are set forth below, this Initial Debenture (or $_____________________________ principal amount hereof) of NATURALLY ADVANCED TECHNOLOGIES INC. standing in the name(s) of the undersigned in the register maintained by the Corporation with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

Dated: ________________________________________________________________________

Address of Transferee: ___________________________________________________________
                                                             (Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable: __________________________________

*If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof unless you hold an Initial Debenture in a non-integral multiple of $1,000 by reason of your having exercised your right to exchange upon the making of a Change of Control Purchase Offer, in which case such Initial Debenture is transferable only in its entirety) to be transferred.

1.

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Initial Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

2.	The registered holder of this Initial Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

In connection with the transfer of this Initial Debenture, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Initial Debenture is being transferred:

[Check One]

(1)	to the Company or a subsidiary thereof; or

(2)

to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the U.S. Securities Act, as amended (the “U.S. Securities Act”) to which notice has been given that this transfer is being made in reliance on Rule 144A; or

(3)	pursuant to and in compliance with the exemption from registration provided by Rule 144 under the U.S. Securities Act; or

A - 8	CONVERTIBLE DEBENTURE INDENTURE

(4)	pursuant to a registration statement that has been declared effective under the U.S. Securities Act and that continues to be effective at the time of transfer;

(5)	outside the United States, in accordance with Rule 904 of Regulation S under the U.S. Securities Act; or

(6)	pursuant to another available exemption from registration under U.S. Securities Act.

If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Initial Debenture in the name of any Person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Signature of Guarantor:

Authorized Officer	Signature of transferring registered holder

Name of Institution

A - 9	CONVERTIBLE DEBENTURE INDENTURE

EXHIBIT “1”

TO CDS GLOBAL DEBENTURE

NATURALLY ADVANCED TECHNOLOGIES INC.

10% CONVERTIBLE SECURED DEBENTURES

DUE SEPTEMBER 30, 2017

Initial Principal Amount: $ [z]	CUSIP <>
ISIN <>

Authorization: ________________________________________

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

A - 10	CONVERTIBLE DEBENTURE INDENTURE

SCHEDULE B – FORM OF REDEMPTION NOTICE

NATURALLY ADVANCED TECHNOLOGIES INC.
10% CONVERTIBLE SECURED DEBENTURES
REDEMPTION NOTICE

To:	Holders of 10% Convertible Secured Debentures (the “Debentures”) of Naturally Advanced Technologies Inc. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the convertible debenture indenture (the “Indenture”) dated as of September 20, 2012 between the Corporation and Computershare Trust Company of Canada (the “Trustee”), that the aggregate principal amount of [$z] of the [$z] of Debentures outstanding will be redeemed as of [z] (the “Redemption Date”), upon payment of a redemption amount of [$z] for each $1,000 principal amount of Debentures, being equal to the aggregate of (i) [$z] (the “Redemption Price”), and (ii) all accrued and unpaid interest hereon to but excluding the Redemption Date (collectively, the “Total Redemption Price”).

The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

Computershare Trust Company of Canada
510 Burrard Street, 2nd Floor
Vancouver, British Columbia V6C 3B9

Attention:         <>
Facsimile No:    <>

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Total Redemption Price shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.

No fractional Common Shares shall be delivered upon the exercise by the Corporation of the abovementioned redemption right but, in lieu thereof, the Corporation shall pay the cash equivalent thereof determined on the basis of the Current Market Price of Common Shares on the Redemption Date, provided, however, that the Corporation shall not be required to make any payment of less than $5.00.

DATED: _____________________________

NATURALLY ADVANCED TECHNOLOGIES INC.

_____________________________________________________________
(Authorized Director or Officer of NATURALLY ADVANCED TECHNOLOGIES INC.)

B - 1	CONVERTIBLE DEBENTURE INDENTURE

SCHEDULE C – FORM OF NOTICE OF CONVERSION

CONVERSION NOTICE

TO:	NATURALLY ADVANCED TECHNOLOGIES INC.

AND TO:	COMPUTERSHARE TRUST COMPANY OF CANADA

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 10% Convertible Secured Debentures irrevocably elects to convert such Debentures (or $[•] principal amount thereof`) in accordance with the terms of the Indenture referred to in such Debentures and tenders herewith the Debentures, and, if applicable, directs that the Common Shares of NATURALLY ADVANCED TECHNOLOGIES INC. issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Conversion Price: ____________________________

          The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on conversion may be subject to restrictions on resale under applicable securities legislation.

          The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

[ ]

(A) the undersigned holder at the time of conversion of the Debentures (i) is not in the United States, (ii) is not a U.S. Person, (iii) is not converting the Debentures for the account or benefit of a U.S. Person or a person in the United States, (iv) did not execute or deliver this conversion notice in the United States and (v) delivery of the underlying Common Shares will not be to an address in the United States; OR

[ ]

(B) if the undersigned holder is (i) a holder in the United States, (ii) a U.S. Person, (iii) a person converting for the account or benefit of a U.S. Person, (iv) executing or delivering this conversion notice in the United States or (v) requesting delivery of the underlying Common Shares in the United States, the undersigned holder has delivered to the Corporation and the Corporation’s transfer agent (a) a completed and executed U.S. Purchaser Letter in substantially the form attached to this conversion notice as Annex “I” or (b) an opinion of counsel (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Corporation) or such other evidence reasonably satisfactory to the Corporation to the effect that with respect to the Common Shares to be delivered upon conversion of the Debentures, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from such registration requirements is available.

C - 1	CONVERTIBLE DEBENTURE INDENTURE

          It is understood that the Corporation and Computershare Trust Company of Canada may require evidence to verify the foregoing representations.

Notes:

1)	Certificates will not be registered or delivered to an address in the United States unless Box B above is checked.

2)

If Box B above is checked, holders are encouraged to consult with the Corporation and the Trustee in advance to determine that the legal opinion tendered in connection with the conversion will be satisfactory in form and substance to the Corporation and the Trustee.

“United States” and “U.S. Person” are as defined in Rule 902 of Regulation S under the U.S. Securities Act.

Date: ___________________________________________
(Signature of Registered Holder)

*If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE:

If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Common Shares are to be issued, delivered and registered)

Name: _______________________________________________

____________________________________________________
(Address)

____________________________________________________
(City, Province and Postal Code)

Name of Guarantor: _____________________________________

Authorized Signature: ___________________________________

C - 2	CONVERTIBLE DEBENTURE INDENTURE

Appendix “I”
to

SCHEDULE C – FORM OF NOTICE OF CONVERSION

FORM OF U.S. PURCHASER LETTER UPON CONVERSION OF DEBENTURES

NATURALLY ADVANCED TECHNOLOGIES INC.

Attention: Chief Executive Officer

- and to -

Computershare Trust Company of Canada.

as Trustee

Dear Sirs:

We are delivering this letter in connection with the acquisition of common shares (the “Common Shares”) of NATURALLY ADVANCED TECHNOLOGIES INC., a corporation incorporated under the laws of the Province of British Columbia (the “Corporation”) upon the conversion of debentures of the Corporation (“Debentures”), issued under the indenture dated as of ______________, 2012 between the Corporation and Computershare Trust Company of Canada. We hereby confirm that:

a)	we are acquiring the Common Shares for our own account;

b)	we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of acquiring the Common Shares;

c)

we are not acquiring the Common Shares with a view to distribution thereof or with any present intention of offering or selling any of the Common Shares, except (A) to the Corporation, (B) outside the United States in accordance with Rule 904 under the U.S. Securities Act or (C) inside the United States in accordance with Rule 144 under the U.S. Securities Act, if applicable, and in compliance with applicable state securities laws;

d)	we acknowledge that we have had access to such financial and other information as we deem necessary in connection with our decision to convert the Debentures and acquire the Common Shares;

e)

we acknowledge that we are not acquiring the Common Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

f)

we are an “accredited investor” satisfying one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act, as follows (please write “SUB” on each line that applies to you, and “BP” on each line that applies to each beneficial purchaser, if any, on whose behalf you are acting as a fiduciary or agent):

C - 3	CONVERTIBLE DEBENTURE INDENTURE

_________

Category 1. A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; an investment company registered under the United States Investment Company Act of 1940; a business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; a small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S. $5,000,000; or an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors; or

_________	Category 2. A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

_________

Category 3. An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Purchased Securities offered, with total assets in excess of U.S. $5,000,000; or

_________	Category 4. A director or executive officer of the Corporation; or

_________

Category 5. Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US$1,000,000 (for the purposes of calculating net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the conversion of the debenture, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the conversion of the debenture exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability);

_________

Category 6. A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

C - 4	CONVERTIBLE DEBENTURE INDENTURE

_________

Category 7. A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the Purchased Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

_________	Category 8. An entity in which all of the equity owners are accredited investors.

We understand that the Common Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the U.S. Securities Act and that the Common Shares have not been and will not be registered under the U.S. Securities Act. We further understand that any Common Shares acquired by us will be in the form of definitive physical certificates and that such certificates will bear a U.S. restrictive legend.

We acknowledge that you will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.

DATED this ____day of _____, 20__.

X ______________________________________________
Signature of individual (if purchaser is an individual)

X ______________________________________________
Authorized signatory (if purchaser is not an individual)

______________________________________________
Name of purchaser (please print)

______________________________________________
Name of authorized signatory (please print)

______________________________________________
Official capacity of authorized signatory (please print)

C - 5	CONVERTIBLE DEBENTURE INDENTURE

SCHEDULE D – COMMON SHARE LEGENDS

THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND ACCORDINGLY, THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES FOR THE BENEFIT OF THE ISSUER (THE “COMPANY”) THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE EXCEPT (A) TO THE COMPANY; (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE U.S. SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QIB AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN ACCORDANCE WITH RULE 144A (IF AVAILABLE); (C) UNDER AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE; (D) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT; (E) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (F) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT; PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C) OR (E) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM SATISFACTORY TO THE COMPANY MAY BE REQUIRED BY THE COMPANY PRIOR TO SUCH OFFER, SALE OR TRANSFER; AND IN THE CASE OF TRANSFERS PURSUANT TO (F) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM SATISFACTORY TO THE COMPANY WILL BE REQUIRED PRIOR TO SUCH OFFER, SALE OR TRANSFER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON A CANADIAN STOCK EXCHANGE.

D - 1	CONVERTIBLE DEBENTURE INDENTURE

SCHEDULE E – FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	Computershare Trust Company of Canada, as trustee and registrar of the 10% Convertible Secured Debentures and Common Shares of NATURALLY ADVANCED TECHNOLOGIES INC. (the “Corporation”)

AND TO:	The Corporation

The undersigned (a) acknowledges that the sale of the securities of the Corporation to which this declaration relates is being made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (b) certifies that (1) it is not an affiliate of the Corporation (as defined in Rule 405 under the U.S. Securities Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of the TSX Venture Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” (as defined in Regulation 5) in the United States in connection with the offer and sale of the securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to and will not replace the securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.

Certificate Number: __________________________________

Number of Debentures: _______________________________

Dated: _______________________________________________	By: ___________________________________________________

Name: _________________________________________________

Title: __________________________________________________

Affirmation by Seller’s Broker-Dealer (required for sales
pursuant to Section (b)(2)(B)above)

We have read the foregoing representations of our customer, _____________________________(the “Seller”), dated _______________________, with regard to our sale, for such Seller’s account, of the securities of the Corporation referenced above which are represented by certificate number ______________(the “Securities”), and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of the TSX Venture Exchange, or another designated offshore securities market, and (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such Securities. Terms used herein have the meanings given to them by Regulation S.

E - 1	CONVERTIBLE DEBENTURE INDENTURE

_________________________________
Name of Firm

By: ______________________________

E - 2	CONVERTIBLE DEBENTURE INDENTURE

SCHEDULE F – SECURED ASSETS

The following equipment located at NAT US's facility in Pamplico, South Carolina, U.S.A. or to be acquired using part of the proceeds of the Offering and installed at NAT US's facility in Pamplico, South Carolina, U.S.A., having an aggregate acquisition cost of no less than $5,500,000:

Shive handling system, including:
          Conveyor - Roach Model, Basic System (Handling Solutions)

Decortication system, including:
          One Decortication Line for Flax Straw (LaRoche S.A.), including:
                    -Two bale openers – 1.6m wide
                    -Two conveyors with electronic metal detectors
                    -Two fine openers type “EXEL 2000”
                    -Two diverters
                    -Two blowers VT 540
                    -Two condensers type “FC 1400”
                    -Two step cleaners – 2m wide
                    -One blower VT 540
                    -One condenser “FC 1400”
                    -One Fine opener “EXEL 2000” with chute feed
                    -One blower VT 540
                    -One condenser “FC 1400”
                    -One step cleaner – 2m wide
                    -One fine opener “EXEL 2000”
                    -One double flap diverter
                    -One dust blower VT 540
                    -One floor conveyor for collection of shives
                    -Collection of shives under 3 “EXEL 2000” openers with conveyor, blower and cyclone
                    -One electrical control panel

          One Opening Line for Flax Fibres (LaRoche S.A.), including:
                    -One bale opener – 1.6m wide
                    -One conveyor with electronic metal detector
                    -One fine opener type “EXEL 2000”
                    -One blower VT 540
                    -Two diverters
                    -Extension of control panel

          Additional Equipment for Decortication Line (LaRoche S.A.), including:
                    -One Blower VT 540
                    -One Condenser “FC 1400”
                    -One fine opener “EXEL 2000” with chute feed
                    -One Blower VT 540
                    -One Condenser “FC 1400” to feed the bale press
                    -Extension of electrical control panel

F - 1	CONVERTIBLE DEBENTURE INDENTURE

Harvesting equipment, including:
                    6 - Shelborn Stripper Head (Stuckey Farm Supply)
                    2 - Kuhn Drum Mowers with Hydraulic Cylinders (Adam Coastal Farm
                    2 – Shelbourne 24’ Stripper Head (Sparrow & Kennedy Tractor Company)

HVAC, Humidifier, Electrical systems and mechanical systems

F - 2	CONVERTIBLE DEBENTURE INDENTURE

SCHEDULE G – FORM OF NAT US GUARANTY AND SECURITY AGREEMENT

Please see attached.

G - 1	CONVERTIBLE DEBENTURE INDENTURE